UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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CORPORATE OFFICE PROPERTIES TRUST
(Name of Registrant as Specified In Its Charter)

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2021 PROXY STATEMENT

Corporate Office Properties Trust

COPT

6711 Columbia Gateway Drive, Suite 300 Columbia, Maryland 21046-2104 Telephone 443-285-5400 Facsimile 443-285-7650 www.copt.com NYSE: OFC

To:	Our Shareholders
From:	Stephen E. Budorick
Subject:	Invitation to the Corporate Office Properties Trust 2021 Annual Meeting of Shareholders

        You are cordially invited to attend our 2021 Annual Meeting of Shareholders to be held on May 13, 2021 at 9:30 a.m. Because of the ongoing coronavirus (COVID-19) pandemic, we are sensitive to the public health and travel concerns that our shareholders may have, as well as any protocols that federal, state and local governments may continue to impose. As such, this year's Annual Meeting will be held virtually through an online webcast.

        You will be able to attend the Annual Meeting and vote and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/OFC2021. The notice of Annual Meeting and proxy statement accompanying this letter contain further information about the meeting, including the different methods you can use to vote your proxy and how to participate in the meeting.

        At this year's meeting, you will be asked to vote on the following:

  •
  election of ten people to our Board of Trustees;

  •
  the ratification of PricewaterhouseCoopers LLP's appointment as our independent registered public accounting firm for the current fiscal year; and

  •
  approval, on an advisory basis, of the compensation of our named executive officers as disclosed in the proxy statement for this meeting.

        We are using Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders via the Internet. We believe that these rules allow us to provide our shareholders with the information they need, while lowering the costs of printing and delivery and reducing the environmental impact of our Annual Meeting.

Stephen E. Budorick President and Chief Executive Officer

6711 Columbia Gateway Drive, Suite 300 Columbia, Maryland 21046-2104 Telephone 443-285-5400 Facsimile 443-285-7650 www.copt.com NYSE: OFC

April 1, 2021

Notice of Annual Meeting of Shareholders

Date:	Thursday, May 13, 2021
Time:	9:30 a.m.
Place:	Virtual Meeting

        We will hold our 2021 Annual Meeting of Shareholders on May 13, 2021 at 9:30 a.m. Because of the ongoing coronavirus (COVID-19) pandemic, we are sensitive to the public health and travel concerns that our shareholders may have, as well as any protocols that federal, state and local governments may continue to impose. As such, this year's Annual Meeting will be held virtually through an online webcast. Details regarding the virtual meeting, including how to participate in the meeting and vote your shares, are set forth in the proxy statement accompanying this notice.

        During the Annual Meeting, we will consider and take action on proposals to:

  1.
  Elect ten Trustees;

  2.
  Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year;

  3.
  Approve, on an advisory basis, the compensation of our named executive officers as disclosed in the proxy statement for this meeting; and

  4.
  Transact any other business properly brought before the Annual Meeting.

        You may vote on these proposals if you were a shareholder of record at the close of business on March 12, 2021.

        For information about how to attend and vote at the meeting, see "General Information—How do I attend the meeting and vote?" in the proxy statement accompanying this notice. Additional information regarding the ability of shareholders to ask questions during the 2021 Annual Meeting, related rules of conduct and other materials for the 2021 Annual Meeting will be available at www.virtualshareholdermeeting.com/OFC2021.

        Technical support will be available beginning at 9:00 a.m. Eastern Time on May 13, 2021 through the conclusion of the Annual Meeting by contacting Broadridge at the phone number that will be provided on the website for the virtual meeting.

By order of the Board of Trustees,
David L. Finch Vice President, General Counsel and Secretary

PROXY STATEMENT

        This proxy is being used to permit all holders of the common shares of beneficial interest ("common shares") of Corporate Office Properties Trust (the "Company") to vote since many may be unable to attend the 2021 Annual Meeting of Shareholders (the "Annual Meeting") in person. Our Board of Trustees (the "Board") encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting. We will begin distribution and electronic availability of this proxy statement and proxy card on or about April 1, 2021.

        In accordance with the rules of the Securities and Exchange Commission (the "SEC"), instead of mailing a printed copy of our proxy materials to each shareholder of record or beneficial owner, we are furnishing our proxy materials (proxy statement for Annual Meeting, proxy card and 2020 Annual Report) by providing access to these materials on the Internet. Our shareholders will not receive printed copies of the proxy materials unless they request this form of delivery. Printed copies will be provided upon request at no charge.

        A Notice of Meeting and Internet Availability of Proxy Materials ("Notice of Internet Availability") will be mailed to our shareholders on or about April 1, 2021. We are providing the Notice of Internet Availability in lieu of mailing the printed proxy materials and are instructing our shareholders as to how they may: (1) access and review our proxy materials on the Internet; (2) submit their proxy; and (3) receive printed proxy materials. Shareholders may request to receive printed proxy materials by mail or electronically by e-mail on an ongoing basis by following the instructions in the Notice of Internet Availability. We believe that providing future proxy materials by e-mail will save us some of the costs associated with printing and delivering the materials and reduce the environmental impact of our annual meetings. A request to receive proxy materials in printed form by mail or by e-mail will remain in effect until such time as the shareholder elects to terminate it.

        Our mailing address is 6711 Columbia Gateway Drive, Suite 300, Columbia, Maryland 21046-2104 and our Internet address is www.copt.com. The information on our Internet site is not part of this proxy statement.

General Information

What will shareholders be voting on at the Annual Meeting?

  1.
  The election of ten Trustees.

  2.
  The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (the "Independent Auditor") for the current fiscal year.

  3.
  Advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement.

  4.
  Any other business that properly comes before the Annual Meeting for a vote.

Who is entitled to vote at the Annual Meeting and how many votes do they have?

        Common shareholders of record at the close of business on March 12, 2021 may vote at the Annual Meeting. Each share has one vote. There were 112,324,514 common shares outstanding on March 5, 2021.

How do I attend the meeting and vote?

        We will conduct this year's Annual Meeting virtually through a live online webcast. We will not conduct this year's Annual Meeting in person. As in prior years, in order to participate in the Annual Meeting and to vote your shares, you must either be present on the webcast or represented by proxy at the Annual Meeting. Since many of our shareholders may be unable to virtually attend the Annual Meeting, we send our shareholders the Notice Regarding the Availability of Proxy Materials to enable them to vote.

        If you are a shareholder of record (i.e., you hold your shares through our transfer agent, EQ Shareowner Services) or hold your shares through an intermediary (i.e., a bank, broker or other nominee) and you wish to participate in the live internet webcast of the Annual Meeting and/or vote at the meeting, please follow the instructions below:

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  Up to 15 minutes before the 9:30 a.m. Eastern Time start on May 13, 2021, visit: www.virtualshareholdermeeting.com/OFC2021.

  •
  Enter your following information:

  o
  16 digit control number listed on your notice or proxy card.

  ◆
  If you need your 16 digit control number, you should contact your bank, broker or other nominee, and in this event we recommend that in order to ensure that you receive your control number in a timely fashion, you contact your bank, broker or other nominee well in advance of the Annual Meeting.

  o
  First and last name.

  o
  Email address.

  o
  Company name (optional).

  o
  Shareholder type (optional).

  •
  Follow the instructions on the website to cast your vote.

What is a proxy?

        A proxy is a person you appoint to vote on your behalf. If you vote by Internet, telephone or proxy card, your shares will be voted by the identified proxies.

        You can vote in one of three ways:

  1.
  By Internet.    To vote using the Internet, go to the website listed on your Notice of Internet Availability or proxy card. You will need to follow the instructions on that website.

  2.
  By telephone.    To vote by telephone, call the toll-free number listed on your Notice of Internet Availability or proxy card. You will need to follow the instructions and the prompts from the telephone voting system.

  3.
  By mail.    If you requested printed proxy materials and wish to vote by mail, simply mark, sign and date the proxy card and return it in the postage-paid envelope provided.

        If you vote by Internet or telephone, you should not return your proxy card.

        If you hold your shares through a broker, bank or other nominee, and you do not intend to attend the Annual Meeting and cast your vote at the Annual Meeting, you will receive separate instructions from the nominee describing how to vote your shares.

How will my proxies vote my shares?

        Your proxies will vote according to your voting instructions. If you provide voting instructions but the instructions you provide do not indicate your vote on business matters, your proxies will vote as follows:

  •
  "FOR" each of the nominees for Trustee listed in Proposal 1;

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  "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as our Independent Auditor for the current fiscal year; and

  •
  "FOR" approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement.

        We do not intend to bring any other matter for a vote at the Annual Meeting, and we do not know of anyone else who intends to do so. However, your proxies are authorized to vote on your behalf, in their discretion, on any other business that properly comes before the Annual Meeting.

How do I revoke my proxy?

        You may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

  •
  Notifying our Vice President, General Counsel and Secretary, David L. Finch, in writing at our mailing address set forth on the first page of this proxy statement, that you are revoking your proxy;

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  Executing a later dated proxy card;

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  If previous instructions were given through the Internet or by telephone, by providing new instructions by the same means; or

  •
  Attending and voting by ballot at the Annual Meeting.

Who will count the votes?

        An officer of Corporate Office Properties Trust will act as the Inspector of Election and will count the votes.

What constitutes a quorum?

        As of March 5, 2021, Corporate Office Properties Trust had 112,324,514 common shares outstanding. A majority of the outstanding shares present or represented by proxy constitutes a quorum. If you complete the voting process by Internet or telephone or sign and return your proxy card, your shares will be counted in determining the presence of a quorum, even if you abstain or otherwise withhold your vote. If a quorum is not present at the Annual Meeting, the shareholders present in person or by proxy may adjourn the meeting to a date not more than 120 days after March 12, 2021 until a quorum is present.

What vote is required to elect Trustees?

        Our Bylaws provide that, in an uncontested election, a nominee for Trustee is elected only if such nominee receives the affirmative vote of a majority of the total votes cast for and against such nominee. The majority voting standard would not apply in contested elections.

        The majority voting standard will apply to the election of Trustees at the Annual Meeting. Accordingly, a nominee for Trustee will be elected if such nominee receives the affirmative vote of a majority of the total votes cast for and against such nominee. Broker non-votes, if any, and abstentions will not be treated as votes cast for or against the election of a nominee for Trustee.

        Our Board of Trustees has also adopted a resignation policy which is included in our Bylaws, under which a Trustee nominated for re-election who fails to receive the required number of votes for re-election will tender his or her resignation to our Board of Trustees for its consideration. The Nominating and Corporate Governance Committee will act on an expedited basis to determine whether it is advisable to accept the Trustee's resignation and will submit the recommendation for prompt consideration by our Board. Our Board will act on the tendered resignation within 90 days following certification of the shareholder vote and will promptly and publicly disclose its decision. The Trustee whose resignation is under consideration will abstain from participating in any decision regarding his or her resignation. If the resignation is not accepted, the Trustee will continue to serve until the next annual meeting of shareholders and until the Trustee's successor is duly elected and qualified or until the Trustee's earlier resignation or removal. The Nominating and Corporate Governance Committee and our Board may consider any factors they deem relevant in deciding whether to accept a Trustee's resignation.

What vote is required on other matters?

        In general, a majority of the votes cast at a meeting of shareholders is required to approve any other matter unless a greater vote is required by law or by our Declaration of Trust. With respect to the other Proposals to be voted on at the Annual Meeting, the required vote to approve each of Proposal 2 and 3 is a majority of the votes cast on each such proposal. See "How Will My Vote Be Counted" for more detail on the treatment of abstentions and "broker non-votes" on Proposals 2 and 3.

What is a broker non-vote?

        A "broker non-vote" occurs when a nominee (such as a custodian or bank) holding shares for a beneficial owner returns a signed proxy but does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

How will my vote be counted?

        With respect to Proposal 1, the election of Trustees, votes may be cast for or against each nominee. You may also abstain with respect to each nominee. Because abstentions and broker non-votes are not considered votes cast, they will have no effect on the outcome of the vote on election of Trustees.

        With respect to each of Proposals 2 and 3, you may abstain, and your abstention will have no effect on the outcome of the vote, because no vote will have been cast with respect to your shares. Broker non-votes will have no effect on the outcome of Proposals 2 and 3, because no vote will have been cast with respect to your shares.

What percentage of our common shares do the Trustees and executive officers own?

        Our Trustees and executive officers owned in the aggregate less than 1.0% of our outstanding common shares as of March 5, 2021 (see the discussion under the heading "Share Ownership of our Trustees, Executive Officers and 5% Beneficial Owners" for more details).

Who is soliciting my proxy, how is it being solicited and who pays the cost?

        Our Board is soliciting your proxy. The solicitation process is being conducted primarily by mail. However, proxies may also be solicited in person, by telephone or facsimile. Broadridge Financial Solutions, Inc., our proxy distribution and tabulation agent, will be assisting us for a fee of approximately $38,000 plus out-of-pocket expenses. We pay any cost incurred for soliciting proxies and also reimburse stockbrokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of common shares.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held Virtually on May 13, 2021

        The proxy materials are available at www.copt.com under "Investors," in the subsection entitled "Financial Information" and subheading "Annual Meeting & Proxy Materials."

When are shareholder proposals and Trustee nominations for our 2022 Annual Meeting due?

        In accordance with our Bylaws, notice relating to nominations for Trustees or proposed business to be considered at the 2022 Annual Meeting must be given no earlier than February 12, 2022, and no later than March 14, 2022. These requirements do not affect the deadline for submitting shareholder proposals for inclusion in the proxy statement for the 2022 Annual Meeting (discussed in the question and answer below), nor do they apply to questions a shareholder may wish to ask at that meeting.

When are shareholder proposals intended to be included in the proxy statement for the 2022 Annual Meeting due?

        Shareholders who wish to include proposals in the proxy statement must submit such proposals in accordance with regulations adopted by the SEC. Shareholder proposals for the 2022 Annual Meeting must be submitted in writing by December 2, 2021. In addition, shareholders may wish to have a proposal presented at the 2022 Annual Meeting but not to have such proposal included in the proxy statement for the 2022 Annual Meeting. Pursuant to our Bylaws, notice of any such proposal must be received by us between February 12, 2022, and no later than March 14, 2022. If it is not received during this period, such proposal shall be deemed "untimely" for purposes of Rule 14a-4(c) under the Exchange Act, and, therefore, the proxies will have the right to exercise discretionary voting authority with respect to such proposal.

        Any shareholder proposals must be submitted to David L. Finch, Vice President, General Counsel and Secretary, at our mailing address set forth on the front page of this proxy statement. You should submit any proposal by a method that permits you to prove the date of delivery to us.

How can interested parties send communications to the Board?

        Any interested parties who wish to communicate with the members of our Board may communicate with the independent Trustees, the Chairman of the Board or the chairperson of any of the committees of the Board by e-mail or regular mail. Communications by e-mail should be sent to david.finch@copt.com. Communications by regular mail should be sent to the attention of: the Chairman of the Board; Chairperson, Audit Committee; Chairperson, Compensation Committee; Chairperson, Nominating and Corporate Governance Committee; Chairperson, Investment Committee; or, for communications intended for the independent Trustees as a group, to the Independent Trustees. In each case, the communication should be sent care of David L. Finch, Vice President, General Counsel and Secretary, at our mailing address set forth on the front page of this proxy statement.

        All communications received in accordance with this process will be reviewed by management to determine whether the communication requires immediate action. Management will transmit all communications received, or a summary of such communications, to the appropriate Trustee or Trustees. However, management reserves the right to disregard any communication that it determines is unduly hostile, threatening, illegal, does not reasonably relate to us or our business or is similarly inappropriate, and has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

How can interested parties obtain information regarding our Corporate Governance Guidelines?

        Our Board has adopted Corporate Governance Guidelines that set forth our policies concerning overall governance practices. These Guidelines can be found in the Investors section of our Internet website in the subsection entitled "Corporate Governance." Our Internet website address is www.copt.com. Our Corporate Governance Guidelines are also available in print to any shareholder upon request. To the extent modifications are made to our Corporate Governance Guidelines, such modifications will be reflected on our Internet website.

Proposal 1—Election of Trustees

        Our Bylaws provide for the annual election of Trustees at the Annual Meeting of Shareholders. Our Board, at the recommendation of its Nominating and Corporate Governance Committee, has nominated all ten of our current Trustees for re-election at the Annual Meeting. Each nominee has agreed to serve a one-year term. If any nominee is unable to stand for election, the Board may provide for a lesser number of Trustees or designate a substitute. In the latter event, shares represented by proxies will be voted for a substitute nominee.

        The following biographies set forth certain information with respect to the nominees for election as Trustees, all of whom currently serve as Trustees who have been nominated by the Board and are standing for re-election. These descriptions include, in the second paragraph of each, the specific experience, qualifications, attributes and skills that led the Board to nominate each of them for re-election.

        Thomas F. Brady, 71, has been Chairman of our Board since May 2013 and has been a member of our Board since January 2002. Since 2009, he has advised Opower, Inc. and served as Chairman of the Opower Advisory Board until 2016. Opower, founded in 2007 and publicly listed in 2014 (NYSE: OPWR), now part of Oracle Corporation (NYSE: ORCL), is a leading provider of customer engagement and energy efficiency cloud-based software to the utility industry. He is the former Chairman of the Board of Directors of Baltimore Gas & Electric Company ("BGE") and Executive

Vice President-Corporate Strategy at Constellation Energy Group ("CEG") (NYSE: CEG), a position he assumed in 1999. Prior to 1999, Mr. Brady held various positions at BGE, including Vice President and Chief Accounting Officer. Prior to its acquisition by Exelon, CEG was a Fortune 200 company owning energy related businesses, including BGE. BGE is the largest electric and gas utility in Maryland. Mr. Brady continued to serve on the Board of Directors of BGE through 2012. He previously served as: a Trustee and Treasurer of the Board of Stevenson University; Chairman of the Maryland Public Broadcasting Commission and Maryland Public Television; and a member of the Board of Directors of the Maryland Chamber of Commerce. Mr. Brady received a BS in Accounting from the University of Baltimore and an MBA in finance from Loyola University, completed an Advanced Executive Program at Penn State University and was a Certified Public Accountant.

        Mr. Brady's extensive career in key financial and strategic executive positions at a larger public company, and experiences with privately-owned, venture capital funded start-up companies, qualifies him to lead our Board and assess our strategic initiatives, both qualitatively and quantitatively. Mr. Brady's utility operations experience and significant civic involvement also complement and enhance the perspectives which he brings to his role as Chairman of the Board.

        Stephen E. Budorick, 60, was appointed President and Chief Executive Officer ("CEO") on May 12, 2016. On the same date he was appointed to the COPT Board of Trustees. Prior to May 12, 2016, he served as Executive Vice President and Chief Operating Officer ("COO") since September 2011. Prior to joining COPT, Mr. Budorick served as Executive Vice President of Asset Management at Callahan Capital Partners, LLC, a private real estate owner and developer, for five years. From 1997 to 2006, Mr. Budorick was Executive Vice President in charge of Trizec Properties, Inc.'s Central Region and from 1991 to 1997, he was Executive Vice President responsible for third-party management at Miglin Beitler Management Company. Mr. Budorick also worked in asset management at LaSalle Partners, Inc. from 1988 to 1991 and facilities management and planning at American Hospital Association from 1983 to 1988. Mr. Budorick received a BS in Industrial Engineering from the University of Illinois and an MBA from the University of Chicago.

        Mr. Budorick's experience as our President and CEO and his prior experience as our COO, as well as his depth of both operational and financial expertise, make him highly qualified to serve as a valued member of our Board. In his role as CEO, Mr. Budorick is a critical link between the Board and management. His experience at initiating and implementing strategic initiatives and continued engagement in the commercial real estate community are valuable assets to the Board.

        Robert L. Denton, Sr., 68, has been a member of our Board since May 1999. Mr. Denton's background includes significant real estate and finance experience. He retired as a Managing Partner of The Shidler Group in 2013, which he joined in 1994. He was responsible for the implementation of the group's new investment vehicles and for the group's companies. Mr. Denton was a co-founder of several Shidler Group sponsored companies, including First Industrial Realty Trust, Inc. (NYSE: FR) and Primus Guaranty, Ltd. (OTC: PRSG). Mr. Denton was also responsible for the structuring and execution of the initial public offering for TriNet Corporate Realty Trust. From 1991 to 1994, Mr. Denton was a Managing Director with Providence Capital, Inc., an investment banking firm that he co-founded. Mr. Denton received a BS in Economics and an MBA from The Wharton School at the University of Pennsylvania.

        Mr. Denton's extensive real estate and financial career, including as a senior executive in a significant private real estate investment and acquisition company, enables him to provide meaningful insight and leadership into our strategic initiatives, with specific focus on the analysis of our proposed investment, development and capital market initiatives. Mr. Denton has continued to be very informed in the arena of corporate governance from his continuing education efforts.

        Philip L. Hawkins, 65, has been a member of our Board since January 2014. He currently serves as Executive Chairman of Link Logistics Real Estate, The Blackstone Group's U.S. logistics real estate portfolio company, and serves on the Board of Directors of Welltower (NYSE: WELL), an S&P 500 company that owns healthcare-related real estate. From 2006 to 2018, he served as President and Chief Executive Officer and a member of the Board of Directors of DCT Industrial Trust (formerly NYSE: DCT), a Denver-based logistics REIT that Prologis (NYSE: PLD) acquired during 2018. From 1996 to 2006, Mr. Hawkins held roles of increasing seniority at CarrAmerica Realty Corporation (formerly NYSE: CRE), including serving as President and Chief Operating Officer and on its Board of Directors until its acquisition by The Blackstone Group. From 1982 to 1996, Mr. Hawkins held a series of senior executive positions in real estate investment, development, leasing and management with LaSalle Partners, Ltd. (now known as Jones Lang LaSalle, Inc.). Mr. Hawkins is a trustee of Hamilton College, where he received his BA degree. He received his MBA from the University of Chicago.

        Mr. Hawkins' lengthy real estate career and current and past executive positions, both in the office and industrial sectors, with publicly traded companies, qualifies him to provide an experienced perspective on our strategic initiatives, to assess capital allocation and other investment decisions, as well as to evaluate compensation matters. In addition, Mr. Hawkins' existing public company board service enhances the insights he brings as a Board member.

        David M. Jacobstein, 74, has been a member of our Board since August 2009. He has more than 30 years of real estate experience. Since 2009, Mr. Jacobstein has provided consulting services to real estate related businesses. Mr. Jacobstein was the senior advisor to Deloitte LLP's real estate industry group from 2007 to 2009. From 1999 to 2007, he was President and Chief Operating Officer of Developers Diversified Realty Corporation ("DDR"), now known as SITE Centers Corp. (NYSE: SITC), an owner, developer and manager of market-dominant community shopping centers. Mr. Jacobstein also served on DDR's Board of Directors from 2000 to 2004. Prior to DDR, he was Vice Chairman and Chief Operating Officer of Wilmorite, Inc., a Rochester, New York based developer of regional shopping malls. Mr. Jacobstein currently serves on the Board of Broadstone Net Lease, Inc. (NYSE: BNL), a real estate investment trust focused on single tenant net lease real estate, and on the Advisory Board of The Pike Company, a general contractor and construction management company based in Rochester, New York. Mr. Jacobstein previously served on the Advisory Board of The Marcus & Millichap Company, a diversified real estate holding company from 2007 to 2013, and on the Advisory Board of White Oak Partners, Inc., a private equity firm concentrating in real estate investments from 2013 to 2016. Mr. Jacobstein is a member of the National Association of Corporate Directors ("NACD"). Mr. Jacobstein began his career as a corporate and securities lawyer. He graduated from Colgate University with a BA degree and from The George Washington University Law Center with a Juris Doctor degree.

        Mr. Jacobstein's experience as a senior executive and board member of a publicly traded REIT enables him to provide insight in a variety of areas affecting our operational and strategic functions, including proposed real estate investments, corporate level investments, financial matters, risk management and corporate governance. In addition, his background as a corporate and securities lawyer is valuable to our Board in its assessment of legal matters.

        Steven D. Kesler, 69, has been a member of our Board since September 1998. From 2006 to 2017, Mr. Kesler served as Chief Financial Officer for Chesapeake Realty Partners Operations, LLC ("CRP"), a private company that is actively engaged in the development of residential land and the construction and operation of commercial properties and residential rental communities. He continues to provide strategic guidance to CRP and serve as the Chief Investment Officer for its family office portfolio. He served as a Managing Director of The Casey Group, a regional consulting firm that helps clients find solutions to operating and financial management issues from 2005 to 2006. Mr. Kesler also served as the Chief Executive Officer and/or President of Constellation Investments, Inc. and the Chief Executive Officer and President of Constellation Real Estate, Inc. and Constellation Health

Services, Inc. from 1998 until his retirement in 2003; all of these entities were wholly-owned indirect subsidiaries of CEG. In these roles, Mr. Kesler managed a corporate investment entity, CEG's pension plan, nuclear decommissioning trust and a portfolio of real estate assets, including assisted living facilities. Mr. Kesler currently serves as a Trustee of McDaniel College and from 1998 to 2018, he chaired the Investment Committee of the Board and remains a member of the Investment Committee. Mr. Kesler previously served as a Director on the Boards of Atapco, Inc., a private real estate and investment company, and Ace Guaranty Corporation, a financial guaranty subsidiary of Ace, Limited, a public company. Mr. Kesler, a Certified Public Accountant, received his BS degree in Accounting from New York University and an MBA in finance from The Wharton School at the University of Pennsylvania and previously worked in public accounting.

        Mr. Kesler's executive positions at both private real estate companies and real estate subsidiaries of public companies as well as his Board service on both private and public companies adds to the value of his contributions to our Board in the areas of investment and financial oversight.

        Letitia A. Long, 62, joined our Board in October 2020. In 1978, Ms. Long began her career with the U.S. Navy and held increasingly senior roles with U.S. Naval Intelligence and the Defense Intelligence Agency ("DIA") until 2006. She then served as Deputy Director of DIA from 2006 through 2010. She became the first woman to lead a major U.S. Intelligence Agency as Director, National Geospatial-Intelligence Agency from 2010 through 2014. Ms. Long has served on the boards of several public and private companies, including Raytheon Company (NYSE: RTN), Parsons Corporation (NYSE: PSN), Noblis, Inc. and Quadrint Inc. Ms. Long received her BS degree in Electrical Engineering from Virginia Polytechnic Institute and State University and her MS degree in Engineering from The Catholic University of America. She was awarded an honorary Doctorate in Strategic Intelligence by the National Intelligence University.

        Her experience in the U.S. Department of Defense and multiple intelligence agencies, as well as her experience as a public company board member, positions her to contribute to our strategy and governance matters.

        Raymond L. Owens, 62, joined our Board in March 2021. In 2017, Mr. Owens retired from Piedmont Office Realty Trust (NYSE: PDM) ("Piedmont"), a real estate investment trust that owns, manages, develops, redevelops and operates Class-A office properties located primarily in select sub-markets within seven major Eastern U.S. markets. From 2007 to 2016, Mr. Owens served as Piedmont's Executive Vice President, Capital Markets, and from 2016 until his retirement, served as its Chief Investment Officer and Executive Vice President of Capital Markets. From 2002 to 2007, he served as Managing Director and Executive Vice President of Capital Markets at Wells Real Estate Funds ("Wells"). Prior to his tenure at Wells, Mr. Owens was a Senior Vice President at PM Realty Group, LP from 1997 to 2002. Mr. Owens received a BA degree in economics from the University of Michigan, Ann Arbor in 1980, and an MBA in Marketing and Real Estate from the Stephen M. Ross School of Business at the University of Michigan, Ann Arbor in 1982.

        Mr. Owens' lengthy real estate career and past executive positions at both publicly traded and private companies qualifies him to provide an experienced perspective on our strategic initiatives and to assess capital allocation and other investment decisions.

        C. Taylor Pickett, 59, has been a member of our Board since November 2013. Since 2001, Mr. Pickett has been the Chief Executive Officer and since 2002, a member of the Board of Directors of Omega Healthcare Investors, Inc. (NYSE: OHI), a healthcare REIT that invests in healthcare facilities in the U.S. and provides lease or mortgage financing to qualified operators of skilled nursing facilities, assisted living facilities, independent living facilities and rehabilitation and acute care facilities. From 1998 to 2001, Mr. Pickett was Executive Vice President and Chief Financial Officer of Integrated Health Services, Inc., where he also held a series of executive positions in mergers and acquisitions from 1993 to 1998. From 1991 to 1993, Mr. Pickett was Vice President of Taxes for PHH Corporation

and, from 1984 to 1991, he was a practicing certified public accountant with KPMG. He received his bachelor's degree in accounting from the University of Delaware and a Juris Doctor degree from the University of Maryland School of Law.

        Mr. Pickett's extensive executive experience at various public companies and his financial expertise are assets to considering our strategic initiatives, capital allocation decisions and compensation matters, and supplement our financial oversight. In addition, his active role as a chief executive officer serves as a valuable resource for both management and the Board.

        Lisa G. Trimberger, 60, has been a member of our Board since October 2017. Ms. Trimberger is a retired audit partner of Deloitte & Touche LLP, having spent 31 years with the firm. As a lead client service partner, Ms. Trimberger audited and consulted with the management and boards of publicly traded companies, including real estate investment trusts, and worked on significant corporate transactions and control and risk-assessment matters. During her tenure at Deloitte & Touche LLP, Ms. Trimberger served as co-chair of the Nominating Committee of the Board of Directors and as a leader of the firm's National Women's Initiative for the development and retention of women professionals. Currently, Ms. Trimberger is a principal and owner of a private investment company, Mack Capital Investments LLC. She currently serves on the board and as audit committee chair of Luxfer Holdings PLC (NYSE: LXFR). Ms. Trimberger is a member of the NACD and the National Association of Real Estate Investment Trusts. She is an NACD Board Leadership Fellow and earned the CERT Certificate in Cybersecurity Oversight as developed by NACD, Ridge Global and Carnegie Mellon University's CERT division. Ms. Trimberger has also completed the Women's Director Development Executive Program at J.L. Kellogg School of Management of Northwestern University. Ms. Trimberger holds a BS degree in Accounting from St. Cloud State University and is a certified public accountant.

        Ms. Trimberger's experience as an audit partner in a Big Four firm positions her to contribute significantly as a financial expert in areas including financial and audit oversight, corporate governance and risk management matters.

        The Board recommends a vote "FOR" each of the nominees listed in Proposal 1.

 Our Board of Trustees

How do we determine whether our Trustees are independent?

        We believe that for our Board to effectively serve in its capacity, it is important, and the New York Stock Exchange ("NYSE") mandates, that at least a majority of our Trustees be independent as defined by the applicable rules of the NYSE. Therefore, we require that a substantial majority of the Board be independent, as so defined. No Trustee will be considered independent unless the Board affirmatively determines that the Trustee has no material relationship with the Company (directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). A Trustee will not be deemed independent if: (1) the Trustee is, or within the last three years, has been, employed by the Company or a member of his/her immediate family is, or within the last three years has been, an executive officer of the Company; (2) the Trustee or a member of his/her immediate family receives, or during any 12-month period within the last three years received, more than $120,000 in direct compensation from the Company (other than Trustee and committee fees and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service); (3) the Trustee is a current partner or employee of the Company's internal auditors or outside independent registered public accounting firm serving as the Company's auditors, or a member of the Trustee's immediate family is a current partner of such auditors or firm, or is a current employee of such auditors or such firm and personally works on the Company's audit, or the Trustee or a member of the Trustee's immediate family was within the last three years a partner or employee of such auditors or firm and personally worked on the Company's audit during that time;

(4) the Trustee or a member of his/her immediate family is, or within the last three years has been, employed as an executive officer of another entity of which any of the Company's present executive officers at the time serves or served on that other entity's compensation committee; (5) the Trustee is a current employee, or a member of his/her immediate family is a current executive officer, of another company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such other company's consolidated gross revenues; or (6) the Trustee is a current executive officer or compensated employee, or an immediate family member of the Trustee is a current executive officer, of a charitable organization to which the Company has made donations in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such charitable organization's donations.

Are our Trustees independent of Corporate Office Properties Trust?

        The Board has determined that each of our nominees for Trustee meets the independence guidelines described above except for Mr. Budorick, our President and CEO.

What is the leadership structure of our Board of Trustees?

        Our governance documents provide the Board with flexibility to select the appropriate leadership structure for the Company. In making leadership structure determinations, the Board considers many factors, including the specific needs of our business and what is in the best interests of the Company's shareholders. Our current leadership structure is comprised of an independent Chairman of the Board separate from the CEO. Among other things, the Board believes that having an independent Chairman enhances the ability of non-management Trustees to raise issues and concerns for Board consideration without immediately involving management and has determined that this structure is the most appropriate structure at this time.

        Under our Bylaws, the Chairman of the Board shall preside over the meetings of the Board and of the shareholders at which he or she shall be present and shall in general oversee all of the business and affairs of the Company. In the absence of the Chairman, the CEO shall preside over the meetings of the Trustees and of the shareholders at which he shall be present. The Chairman shall perform such other duties as may be assigned by the Trustees. The CEO shall have responsibility for implementation of the policies of the Company, as determined by the Board, and for the administration of the business affairs of the Company.

What is our policy regarding Trustee attendance at regularly scheduled meetings of the Board and the annual meeting of shareholders?

        The Board holds a minimum of four regularly scheduled meetings per year, including the meeting of the Board held in conjunction with our annual meeting of shareholders. Trustees are expected to attend all regularly scheduled meetings and to have reviewed, prior to the meetings, all written meeting materials distributed to them in advance. Trustees are expected to be physically present at all regularly scheduled meetings, and a Trustee who is unable to attend a meeting is expected to notify the Chairman of the Board in advance of such meeting. If a Trustee attends a regularly scheduled meeting by telephone for the entire meeting, such Trustee shall be deemed to have attended the meeting for the purposes of determining whether a quorum exists and for voting purposes. A Trustee may not send a representative with a proxy to vote on his or her behalf if such Trustee is not able to attend a scheduled meeting.

        Trustees are expected to be present at our annual meeting of shareholders. All of our Trustees who were nominated for re-election at the time of the 2020 Annual Meeting of Shareholders were in attendance at the meeting.

What is our policy regarding meetings of non-management Trustees?

        The non-management Trustees meet in executive session at each of the regularly scheduled meetings. The Chairman of the Board presides at the executive sessions. The non-management Trustees may meet in executive session at any time to consider issues that they deem important to address without management present.

How are the Trustees compensated?

  •
  Employee Trustees receive no compensation, other than their compensation as an employee, for serving on the Board or its committees.

  •
  Non-employee Trustees received the following:

  o
  Fees, paid in cash, set forth below:

Annual Trustee Fee	$64,000
Annual Chair of Board fee	$50,000
Annual committee chair fee
Audit	$17,500
Compensation	$15,000
Investment	$13,000
Nominating and Corporate Governance	$11,000
Annual committee fees
Audit	$14,000
Compensation	$12,000
Investment	$10,000
Nominating and Corporate Governance	$8,000
Fee for each Board meeting attended after first 12
per calendar year	$2,000

      The fees set forth above did not change from 2019. Our Trustee compensation is reviewed against market and our peers bi-annually in consultation with our external compensation consultant.

    o
    Reimbursement for out-of-pocket expenses, such as travel and lodging costs incurred in connection with meeting attendance; and

    o
    Annual grants of restricted shares ("RSs"), restricted share units or time-based profit interest units in COPLP in an award value of not more than $95,000, calculated utilizing the 15-day trailing average share price as of the grant date. Forfeiture restrictions for the aforementioned award types lapse on the first anniversary of the grant date, provided that the Trustee remains in his or her position. With respect to RSs and restricted share units, the resulting common shares are issued either on the first anniversary of the grant date for RSs or on a later date selected by the Trustee for restricted share units. Holders of RSs and restricted share units are entitled to receive dividends on such shares. Prior to vesting, the time-based profit interest units carry substantially the same rights to distributions as non-profit interest unit common units but carry no redemption rights. Holders of RSs can cast votes for such shares, while holders of the other award types cannot cast votes for such units.

        The table below sets forth the total amounts of compensation earned by our non-employee Trustees during 2020:

Name of Trustee	Fees Earned (Paid in Cash)(1)	Equity Awards(2)	Total
Thomas F. Brady	$144,000	$93,432	$237,432
Robert L. Denton, Sr.	$107,000	$93,432	$200,432
Philip L. Hawkins	$99,000	$93,432	$192,432
David M. Jacobstein	$105,500	$93,432	$198,932
Steven D. Kesler	$88,000	$93,432	$181,432
Letitia A. Long(3)	$16,000	$66,024	$82,024
C. Taylor Pickett	$101,000	$93,432	$194,432
Lisa G. Trimberger	$86,000	$93,432	$179,432

(1)
This column reports the amount of cash compensation earned in 2020 for Board and committee service.

(2)
Represents the grant date fair value of RSs, restricted share units, or time-based profits interest units awarded to the Trustees in 2020. The grant date fair value of these awards granted was $23.44 per share for awards except Ms. Long's restricted share units, which had a grant date fair value of $24.39 per share. See Notes 2 and 15 to our consolidated financial statements included in our Annual Report on Form 10-K for additional information regarding share-based compensation, including assumptions made in determining values for awards. As of December 31, 2020, none of our trustees held outstanding stock options.

(3)
Ms. Long was appointed to the Board of Trustees effective October 1, 2020.

What are the committees of our Board?

        The Board has four committees: (1) the Audit Committee; (2) the Compensation Committee; (3) the Investment Committee; and (4) the Nominating and Corporate Governance Committee. Descriptions of these committees are set forth below:

  •
  The Audit Committee oversees the following:

  o
  integrity of our financial statements and other financial information provided to shareholders and the investment community;

  o
  compliance with certain legal and financial regulatory requirements and our ethics policies;

  o
  retention of our Independent Auditor, including oversight of its performance, qualifications and independence, approval of the scope of the audit and non-audit services and associated fees and input into the selection of the lead engagement partner with each rotation;

  o
  accounting and financial reporting processes, internal control systems and the internal audit function; and

  o
  risk management activities.

  The Committee also provides an avenue for communication among our Independent Auditor, internal auditors, management and the Board.

  •
  The Compensation Committee's primary responsibilities are set forth below:

  o
  establish and periodically review our compensation philosophy and the adequacy of compensation plans and programs for executive officers and to make recommendations to the Board with respect to such compensation;

    o
    establish compensation arrangements and incentive goals (Company financial measures, business metrics and individual goals) for executive officers and to administer such compensation plans and programs;

    o
    review and approve goals and objectives relevant to the CEO's compensation, evaluate the CEO's performance in light of those goals and objectives and, either as a Committee or together with the other independent Trustees (as directed by the Board), recommend to the Board for approval the CEO's compensation level based on this evaluation;

    o
    review the performance of all other executive officers and award incentive compensation and adjust compensation arrangements as appropriate based upon performance;

    o
    review and consider risks relating to our compensation policies; and

    o
    review compensation arrangements for Trustees and make appropriate recommendations to the Board for approval.

  •
  The Board has delegated to the Investment Committee the authority to approve various matters (acquisitions, dispositions, development/redevelopment projects, financings, joint ventures, equity issuances and other investments) when the matters are below certain threshold amounts. However, any matters that are greater than $75 million require the approval of the full Board.

  •
  The Nominating and Corporate Governance Committee serves the following purposes:

  o
  recommend to the Board the structure and operations of the Board;

  o
  identify individuals qualified to serve as Trustees and recommend that the Board select the Trustee nominees identified by the Committee for election at the next annual meeting of shareholders;

  o
  recommend to the Board the responsibilities of each Board committee, the structure and operation of each committee and the Trustee nominees for assignment to each committee, including the recommendation of the chair for each Board committee;

  o
  oversee the Board's annual evaluation of its performance and the performance of all Board committees;

  o
  develop and recommend to the Board for adoption a set of Corporate Governance Guidelines applicable to the Company and periodically reviews the same; and

  o
  review and monitor management development and succession plans and activities.

All members of the Board's committees are independent Trustees and meet the applicable requirements for committee membership under the NYSE rules. The practices of our Board's committees are outlined in their respective charters, which are available on our Internet website in the subsection entitled "Corporate Governance" or in print to any shareholder upon request. To the extent modifications are made to the charters, such modifications will be reflected on our Internet website.

        The committees on which Trustees served and the number of meetings held during 2020 are set forth below:

Board Member	Audit	Compensation	Investment	Nominating and Corporate Governance
Thomas F. Brady		✓	✓	✓

Robert L. Denton, Sr.	✓		✓	C

Philip L. Hawkins		✓	C

David M. Jacobstein	C		✓

Steven D. Kesler	✓		✓

C. Taylor Pickett		C	✓

Lisa G. Trimberger	✓			✓

Meetings Held in 2020	8	4	3	4

C = Chairman of the Committee

✓ = Member of the Committee

        During 2020, the Board held four quarterly meetings and met at other times as needed. Each incumbent Trustee in 2020 attended at least 75% of the aggregate of the meetings of the Board and meetings held by all committees on which such Trustee served.

        In 2021, through the date of this proxy, the Board made the following changes to its committees:

  •
  effective February 18, 2021, Letitia A. Long was appointed to the Audit Committee; and

  •
  effective April 1, 2021, Lisa G. Trimberger was appointed as Chair of the Audit Committee and David M. Jacobstein stepped down as Chair of the Audit Committee effective March 31, 2021.

How are Trustees evaluated?

        The Board recognizes that a robust and constructive evaluation process is an essential part of good corporate governance and board effectiveness. The evaluation processes utilized by the Board are designed and implemented under the direction of the Nominating and Corporate Governance Committee and aim to assess Board and committee effectiveness as well as individual Trustee performance and contribution levels. The Nominating and Corporate Governance Committee and full Board consider the results of the annual evaluations in connection with their review of Trustee nominees to ensure the Board continues to operate effectively. Each year our Trustees complete anonymous governance questionnaires and self-assessments. These questionnaires and assessments facilitate a candid assessment of: (i) the Board's performance in areas such as business strategy, risk oversight, talent development and succession planning and corporate governance; (ii) the Board's structure, composition and culture; and (iii) the mix of skills, qualifications and experiences of our Trustees.

How are our Trustees nominated?

        The Nominating and Corporate Governance Committee of the Board is responsible for recommending nominations to the Board and shareholders. In arriving at nominations, the Nominating and Corporate Governance Committee reviews with the Board the size, function, and needs of the Board and, in doing so, takes into account the principle that the Board as a whole should be competent in the following areas: (1) industry knowledge; (2) accounting and finance; (3) business judgment; (4) management and communication skills; (5) leadership; (6) public real estate investment trusts ("REITs") and commercial real estate business; (7) business strategy; (8) crisis management; (9) corporate governance; and (10) risk management. The Board also seeks members from diverse backgrounds. Trustees should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are or were affiliated, and be selected based upon contributions that they can make to the Company. In determining whether to recommend a Trustee for re-election, the Nominating and Corporate Governance Committee also considers the Trustee's past attendance at meetings and participation in, and contributions to, the activities of the Board and its committees.

        Consistent with our Corporate Governance Guidelines, among the factors the Board considers in evaluating candidates are the individual's competency in industry knowledge, accounting and finance, business judgment and strategy, crisis management, governance and risk management. The Board also considers professional experience and diversity of race, ethnicity, gender, age and cultural background in evaluating candidates for nomination. The Board pursues candidates with diverse backgrounds and experience to ensure we benefit from a broad spectrum of expertise which contributes to a more effective decision-making process.

        The Nominating and Corporate Governance Committee has a policy regarding consideration of shareholder recommendations for Trustee nominees, which is set forth below:

        The Committee considers nominees recommended by our common shareholders using the same criteria it employs in identifying its own nominees. Any shareholder wishing to make a recommendation should send the following information to the Chairman of the Nominating and Corporate Governance Committee, care of David L. Finch, Vice President, General Counsel and Secretary, at our mailing address set forth on the first page of this proxy statement, no later than the date that is 120 days prior to the one-year anniversary of the date of the mailing of the proxy statement for our most recent annual meeting of shareholders:

  •
  the name of the candidate and the information about the individual that would be required to be included in a proxy statement under the rules of the SEC;

  •
  information about the relationship between the candidate and the nominating shareholder;

  •
  the consent of the candidate to serve as a Trustee;

  •
  proof of the number of common shares in the Company that the nominating shareholder owns and the length of time the shares have been owned; and

  •
  a separate statement of the candidate's qualifications relating to the Board's membership criteria.

What is the Board's approach to risk oversight?

        The Board plays an important role in our risk oversight. While the Board and its Committees rely on management to bring significant matters to its attention, the Board establishes and monitors our risk tolerance and oversees our risk management activities primarily by:

  •
  approving annually our strategic direction;

  •
  maintaining for itself and its committees direct decision-making authority with respect to matters with significant inherent risks, including material acquisition, disposition, development and financing activities and the appointment, retention and compensation of executive officers;

  •
  reviewing and discussing regular periodic reports relating to our performance and enterprise risk assessments relating to our achievement of objectives;

  •
  approving our annual budget and capital plan; and

  •
  oversight of specific areas of our business by the Board's committees.

        Pursuant to its charter, the Audit Committee is responsible for the review of our risk assessment and management activities, including our enterprise risk management ("ERM") assessment. The Committee discharges these responsibilities by reviewing and discussing with management, our internal audit and information technology functions and our Independent Auditor any significant risks or exposures faced by the Company, the steps taken to identify, minimize, monitor or control such risks or exposures and our underlying policies with respect to risk assessment and risk management. The Company's management, including those from our information technology function, reports to the Audit Committee with respect to management's assessment of our cybersecurity and information security risks and the actions taken by us to manage and/or mitigate such risks. Consistent with NYSE Rules, the Audit Committee also provides oversight with respect to risk assessment and risk management, particularly regarding the activities of our internal audit function and integrity of our financial statements and internal controls over financial reporting. Our internal audit function reports to the Audit Committee regarding such activities on an ongoing basis, including at all in-person and most telephonic meetings of the Audit Committee. The Board is informed regarding these risk oversight activities at the quarterly meetings of the Board.

Our Executive Officers

        Below is information with respect to our executive officers (in addition to Stephen E. Budorick, our President and CEO) (sometimes referred to herein as our "executive officers" or "executives").

        Todd Hartman, 54, became our Executive Vice President and COO on November 30, 2020. Mr. Hartman has over 25 years of experience in the commercial real estate industry. Prior to joining the Company, he served since 2009 as Senior Vice President of Ivanhoe Cambridge US's Western Region, a seven million square foot portfolio that spans Seattle, Los Angeles, Denver and Chicago, where he was principally responsible for investment life-cycle value creation in a premier portfolio of office assets. Mr. Hartman also previously served as COO of the Broe Real Estate Group and as Vice President of National Operations at Trizec Properties, Inc.

        Anthony Mifsud, 56, has been our Executive Vice President & Chief Financial Officer ("CFO") since February 2015, after serving as Senior Vice President, Finance and Treasurer since January 2011 and having joined the Company in 2007 as Vice President, Financial Planning & Analysis. Prior to joining the Company, Mr. Mifsud served as Senior Vice President & Treasurer for Municipal Mortgage & Equity, LLC ("MMA") and prior to joining MMA, was Vice President, Financial Management at Enterprise Social Investment Corporation. From 1990 to 2005, Mr. Mifsud held various accounting and corporate finance positions at The Rouse Company (formerly NYSE: RSE), culminating as Vice President, Finance from 1999 to 2005. Prior to that time, Mr. Mifsud practiced as a CPA and auditor at KPMG Peat Marwick.

Share Ownership of our Trustees,
Executive Officers and 5% Beneficial Owners

        The following table shows certain information as of March 5, 2021 (unless otherwise noted) regarding the beneficial ownership of our common shares by each Trustee, each nominee for election as Trustee, each executive officer, all Trustees and executive officers as a group and each person known to us to be the beneficial owner of more than 5% of our outstanding common shares. Beneficial ownership is determined in accordance with the rules of the SEC and means sole or shared voting or investment power with respect to securities. Each party named in the table below has sole voting and investment power with respect to the securities listed opposite such party's name, except as otherwise noted.

	Common Shares Beneficially Owned(1)	Percent of All Common Shares Beneficially Owned(2)	Awards Available within 60 days after March 5, 2021(3)
The Vanguard Group(4)	15,574,655	13.87%	—
BlackRock, Inc.(5)	12,516,011	11.14%	—
Barrow, Hanley, Mewhinney & Strauss, LLC(6)	6,584,407	5.86%	—
FMR LLC(7)	6,517,825	5.80%	—
Thomas F. Brady	29,010	*	15,523
Robert L. Denton, Sr.(8)	260,000	*	—
Philip L. Hawkins	24,156	*	18,620
David M. Jacobstein	10,151	*	—
Steven D. Kesler	42,152	*	—
Letitia A. Long	—	*	—
Raymond L. Owens	906	*	—
C. Taylor Pickett(9)	55,418	*	18,620
Lisa G. Trimberger(10)	16,354	*	3,458
Stephen E. Budorick	225,507	*	35,771
Todd Hartman	—	*	—
Anthony Mifsud	71,297	*	11,612
All Trustees and executive officers as a group (12 persons)(8)	734,951	0.65%	103,604

*
Represents less than one percent.

(1)
With respect to each shareholder (or group thereof), assumes that all units in our operating partnership, Corporate Office Properties, L.P. (the "Operating Partnership"), owned by such shareholder(s) listed are exchanged for common shares and assumes we elect to issue common shares rather than pay cash upon exchange of partnership units. Also includes shares issuable under awards held by such shareholder(s) available within 60 days after March 5, 2021, as reflected in the third column of this table.

(2)
Common shares issuable upon the conversion of units in the Operating Partnership currently or within 60 days after March 5, 2021 are deemed outstanding and to be beneficially owned by the person holding such units or options for purposes of computing such person's percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3)
Includes restricted share units and/or profit interest units held by such shareholder(s) that were vested or scheduled to vest within 60 days after March 5, 2021.

(4)
The Vanguard Group ("Vanguard") has shared voting power with respect to 320,448 shares, sole investment power with respect to 15,162,448 shares and shared investment power with respect to 412,207 shares. Vanguard is located at 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The information in this note was derived from a Schedule 13G/A filed with the SEC by Vanguard on February 10, 2021.

(5)
BlackRock, Inc. ("BlackRock") has sole voting power with respect to 12,076,970 shares and sole investment power with respect to 12,516,011 shares. BlackRock is located at 55 East 52nd Street, New York, New York 10055. The information in this note was derived from a Schedule 13G/A filed with the SEC by BlackRock on January 27, 2021.

(6)
Barrow, Hanley, Mewhinney & Strauss, LLC ("BHMS") has sole voting power with respect to 4,701,195 shares, shared voting power with respect to 1,883,212 shares and sole investment power with respect to 6,584,407 shares. BHMS is located at 2200 Ross Avenue, 31st Floor, Dallas, Texas 75201. The information in this note was derived from a Schedule 13G filed with the SEC by BHMS on February 11, 2021.

(7)
FMR LLC ("FMR") has sole voting power with respect to 817,401 shares and sole investment power with respect to 6,517,825 shares. FMR is located at 245 Summer Street, Boston, Massachusetts 02210. The information in this note was derived from a Schedule 13G/A filed with the SEC by FMR on February 8, 2021.

(8)
Includes 256,014 common units in the Operating Partnership exchangeable for common shares, 90,000 (34.6% of Mr. Denton's total common unit and common share holdings) of which were pledged as security for a line of credit. In 2014, we adopted an anti-pledging policy and grandfathered this pre-existing pledge. The pledged shares are excluded from the computation of Mr. Denton's shares as required by our share ownership guidelines.

(9)
Includes 5,000 shares held through the C. Taylor Pickett Family Trust. Mr. Pickett does not have voting or investment power with respect to these shares.

(10)
Includes 5,000 shares held through the John R. Trimberger, Jr. Trust and 3,000 shares held through the Mack Capital Investments, LLC, an entity in which Ms. Trimberger owns a 50% controlling interest. Ms. Trimberger has voting and investment power with respect to these shares.

Delinquent Section 16(a) Reports

        The rules of the SEC require that we disclose late filings of initial reports of share ownership and reports of changes in share ownership by our Trustees, officers and greater than 10% shareholders. Our Trustees, officers and greater than 10% shareholders are required by those rules to furnish us with copies of the reports of share ownership (and changes in share ownership) they file with the SEC. Based solely on our review of the copies of such reports received by us and other information provided by these parties, we believe that during 2020, our Trustees, officers and greater than 10% shareholders filed all required reports on a timely basis, except for a Form 4 filing relating to the purchase of a total of approximately 27 shares through a dividend reinvestment plan by Mr. Kesler that was filed late.

Code of Ethics; Review and Approval of Related Party Transactions

        We have a Code of Business Conduct and Ethics for all employees and Trustees and a Code of Ethics for Financial Officers. These codes of ethics documents are available in the Investors section of our Internet website in the subsection entitled "Corporate Governance." Our Internet website address is www.copt.com. We will make available on our Internet website any future amendments or waivers to our Code of Business Conduct and Ethics and Code of Ethics for Financial Officers within four business days after any such amendments are adopted or waivers are granted. In addition, shareholders may request a copy of these codes of ethics documents, free of charge, by making this request in writing to our Vice President, Investor Relations at ir@copt.com or at our mailing address.

        Our Code of Business Conduct and Ethics mandates that the Audit Committee must review and approve any "related party transaction," as defined by relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest). In considering the transaction, the Audit Committee will consider all relevant factors, including, among others, our business rationale for entering into the transaction, any potential alternatives to entering into the transaction, whether the transaction is on terms that would be comparable to those available to third parties and the overall fairness of the transaction to the Company.

        In general, either management or the affected Trustee or executive officer will bring the matter to the attention of either the chairman of the Audit Committee or our Vice President, Secretary and General Counsel. If a member of the Audit Committee is involved in the transaction, he/she will be recused from all discussions and decisions about the transaction. The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified as promptly as practicable.

Company's Commitment to Environmental and Social Responsibility and Governance

        We are committed to environmentally and socially responsible investments that further our goal of creating value for our shareholders. The environmental, social, and governance ("ESG") practices engaged in by the Company constitute our sustainability platform and have influenced and shaped our corporate culture. Beginning in 2016, and each year since, we have published, and posted on our website, our Corporate Sustainability Report in accordance with Global Reporting Initiative ("GRI") content and formatting guidelines.

        As addressed in more detail below, our Company pledges to sustainably develop and operate our portfolio to create healthy work environments for our employees and tenants and reduce consumption of non-renewable resources. By following these principles, we believe that we optimize our property operations and add value for our stakeholders. We also believe that we employ best practices in corporate governance and sponsor robust community outreach programs.

Environmental Responsibility

        We develop and operate our buildings to minimize their environmental impact. Some of the practices we follow in pursuit of this endeavor are:

  •
  GRESB: In 2015, we began participating in the Global Real Estate Sustainability Benchmark ("GRESB") survey. Each year since, we have earned GRESB's "Green Star" rating, the highest quadrant of achievement.

  •
  LEED Certified Construction: Since 2003, we have sought to construct our buildings to qualify for certification under the U.S. Green Building Council's Leadership in Energy and Environmental Design ("LEED") program. We task architects and engineers to develop the most energy efficient design for our buildings and we use construction materials that prioritize tenant health and energy efficiency.

  •
  LEED-Driven Property Operations: Operationally, since 2010, we have embraced the LEED Existing Building-Operations and Maintenance ("LEED-EBOM") prerequisites, including energy efficiency, green cleaning, recycling, no smoking and other operations and maintenance policies, to ensure our tenants and employees work in healthy environments. We invest in energy systems and equipment that reduce our energy consumption and operating costs, which has enabled certain of our properties to achieve certifications through the U.S. Environmental Protection Agency's ENERGY STAR program.

Social Responsibility

        We believe that our commitment to social responsibility is demonstrated by the following:

  •
  Employee Engagement: We rely on our employees to drive our success and we support them with a variety of programs to enhance their workplace engagement and job fulfillment. We believe that this has helped us to achieve "Top Workplaces" honors from the Baltimore Sun for over a decade.

  •
  Workplace Culture: We develop and reinforce our culture by emphasizing our core values, illustrated by the actiiVe acronym. actiiVe stands for: Accountability, Commitment, Teamwork, Integrity, Innovation, Value Creation and Excellence. These values are intended to serve as a compass to our workforce to influence behavior and fuel our success.

  •
  Employee Safety: We take the safety and wellbeing of our employees seriously, which we believe has contributed to low illness and injury rates. We conduct job-tailored safety training on an ongoing basis. We also monitor our workers' compensation claims to measure the effectiveness of our safety program.

  •
  Diversity: We believe in equal opportunity, engagement and ethics and we prioritize supporting a healthy, talented and engaged workforce that reflects the diversity in our communities. We celebrate diversity in our workforce and incorporate inclusion within our talent recruitment and engagement programs. We are committed to selecting diverse, top talent and strategically aligning our workforce's performance to Company objectives.

  •
  Talent Management: We offer robust learning programs to all employees, including educational assistance for college-level and vocational degree programs, and cover all expenses for licenses and certifications, management and leadership courses, key skills training and industry and professional conferences. Further, we offer internship and mentorship programs to facilitate teaching and learning from others.

  •
  Tenant Relationship: We meet quarterly with our tenants to address any questions or concerns they may have. We believe that frequent and proactive communication with our tenants fosters our relationship and creates a meaningful partnership in our environmental and sustainability efforts. In addition, many of our office parks provide a fitness center for our tenants' use as a complimentary amenity to promote the health and wellbeing of their employees.

  •
  Community Involvement: We believe in creating value for all our stakeholders, including the communities in which our assets are located. We coordinate community events and activities, sponsor health and wellbeing events, provide monetary contributions and encourage employee volunteerism.

  •
  Charitable Activities: Among our charitable activities are the following:

  o
  Community Engagement—We encourage our tenants and employees to participate in various local charitable organizations, and employees direct certain of our financial contributions to such organizations.

    o
    Associate Grant Program—We have a Corporate Giving Committee, which coordinates grants to numerous charities.

    o
    United Way Campaign—Each year, we encourage our employees to contribute to the United Way, including in 2020, when we matched contributions on 50% of all new donations and increased donation levels (relative to prior year) and 33% of other donations.

    o
    COPT Cares Friday—Each Friday, employees may wear jeans to work in exchange for a $5 minimum bi-weekly donation to various local charities that we match.

    o
    COPT Donate 8—Employees are given one day of paid leave each year to volunteer for a charity of their choice.

  •
  COVID-19: In response to the pandemic, we:

  o
  consulted with medical experts in developing an approach to safely operate our properties and workplaces;

  o
  took proactive steps at the outset to ensure the health and safety of our employees and tenants by increasing our cleaning protocols to comply with Centers for Disease Control and Prevention and state guidelines;

  o
  continually monitored changes with our employees and tenants, and required our on-site property operations staff to use personal protective equipment, such as masks, gloves and hand sanitizer, and implement other procedural changes to enhance separation and minimize spread;

  o
  quickly and successfully deployed a work from home strategy for those employees who could work from home; and

  o
  contributed to charitable organizations who provided aid to those adversely impacted by the pandemic.

Governance

        We believe that strong corporate governance enhances our accountability to our stakeholders, resulting in effective oversight and decision making. In addition to the governance matters addressed elsewhere in this proxy statement, below is a list of the attributes of our Board structure and shareholder rights that we believe further demonstrate our commitment to governance:

  •
  Board Structure

  o
  Our Trustees are independent other than our President and CEO.

  o
  Our President and CEO is not our Board Chairman.

  o
  Our Trustees are elected annually.

  o
  We have no classes of Trustees.

  o
  The Board Chairman's role is significant to our Company and Board leadership.

  o
  Our Trustees have open communications and effective working relationships, with regular access to management.

  o
  We actively engage in shareholder outreach year-round.

  o
  Uncontested elections of Trustees require that nominees each receive an affirmative vote by a majority of the votes cast for and against such Trustees in order to be elected.

    o
    We have a policy in place under which Trustees nominated for re-election who fail to receive the required number of votes are to tender their resignations.

    o
    Our Trustees are expected to own equity in the Company at levels meeting established share ownership guidelines.

    o
    We have anti-hedging and anti-pledging policies in place for our Trustees.*

    o
    Our Board's non-management Trustees meet regularly in executive sessions.

    o
    Four of our Audit Committee members qualify as "audit committee financial experts" as defined by the SEC.

    o
    Our Board and its committees monitor the Company's risk tolerance and oversee its risk management activities.

    o
    Our Board and its committees conduct annual self-assessments.

    o
    Our Board is committed to diversity, as set forth in our Corporate Governance Guidelines.

  •
  Shareholder Rights

  o
  We do not have in place a poison pill/shareholders rights plan.

  o
  Our shareholders have the right to call a special meeting.

  o
  Our shareholders can amend our bylaws by a simple majority vote.

  o
  Our shareholders can approve a merger by a simple majority vote.

  o
  As a Maryland REIT, we have opted out of the Maryland Unsolicited Takeover Act (MUTA).

Report of the Audit Committee

        The Audit Committee of our Board is comprised of the five Trustees named below. Each of the Trustees meets the independence and experience requirements of the NYSE and satisfies the SEC's additional independence requirements for members of audit committees. The Board has determined that Robert L. Denton, Sr., David M. Jacobstein, Steven D. Kesler and Lisa G. Trimberger each qualify as an "audit committee financial expert" as defined by the SEC. The Audit Committee adopted and the Board approved, a charter outlining the Audit Committee's practices. A copy of the charter is publicly available in the Investors section of our Internet website in the subsection entitled "Corporate Governance." The Audit Committee's charter is also available in print to any shareholder upon request. To the extent modifications are made to the Audit Committee's charter, such modifications will be reflected in the copy of the charter maintained on our Internet website.

        Management is responsible for our financial statements, financial reporting process, internal control over financial reporting, compliance with legal and regulatory requirements and ethical behavior. Our Independent Auditor is responsible for expressing opinions on the conformity of our consolidated financial statements with generally accepted accounting principles, the fairness of the presentation of our financial statement schedules and the effectiveness of our internal control over financial reporting in accordance with the Public Company Accounting Oversight Board ("PCAOB"). Our internal audit function is responsible for, among other things, helping to evaluate and improve the effectiveness of risk management, control and governance processes, and identifying opportunities to assist in improving our operations. The role of the Audit Committee is to oversee these activities.

*
One Board member pledges approximately 90,000 of his common units in the Operating Partnership. However, he has not increased that amount in over 10 years and no other board member pledges their shares.

        Management completed its evaluation of our system of internal control over financial reporting pursuant to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight during the process. In connection with this oversight, the Committee received periodic updates provided by management and the internal audit function at each regularly scheduled Committee meeting. At the conclusion of the process, management concluded that our internal control over financial reporting was effective as of December 31, 2020 and reported its conclusion to the Audit Committee. The Committee reviewed Management's Report on Internal Control over Financial Reporting contained in the Company's and the Operating Partnership's Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC, as well as the Independent Auditor's Report of Independent Registered Public Accounting Firm included in the Company's and the Operating Partnership's Annual Report on Form 10-K. The Report of Independent Registered Public Accounting Firm related to the audit of: (1) the consolidated financial statements and financial statement schedule included in the Annual Report on Form 10-K; and (2) the effectiveness of internal control over financial reporting. The Committee continues to oversee our efforts related to our internal control over financial reporting and management's preparations for the evaluation in 2021.

        The Audit Committee met with our accounting and financial management team, the internal audit function and the Independent Auditor to review our annual and quarterly periodic filings containing consolidated financial statements prior to our submission of such filings to the SEC. In addition, the Audit Committee met with the internal audit function and with the Independent Auditor, without the presence of management, to discuss their respective audits and projects.

        Management represented to the Audit Committee that the Company's and the Operating Partnership's consolidated financial statements for the year ended December 31, 2020 were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with the Independent Auditor the matters required to be discussed under Statement on Auditing Standards No. 16, as amended, which addresses communication between audit committees and independent registered public accounting firms. The Audit Committee received from the Independent Auditor the written disclosures and letter required by PCAOB Rule 3526, which addresses independence discussions between auditors and audit committees. The Audit Committee also held discussions with the Independent Auditor regarding its independence from the Company and its management and considered whether the Independent Auditor's provision of audit and non-audit services provided to the Company during 2020 was compatible with maintaining the firm's independence.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company's and the Operating Partnership's audited consolidated financial statements for the year ended December 31, 2020 be included in the Company's and the Operating Partnership's Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

        In conformance with PCAOB rules, the Committee reviewed and discussed with our Independent Auditor one critical audit matter arising from the current period audit of our financial statements. A critical audit matter (or CAM) is defined to be any matter arising from the audit of the financial statements that was communicated or required to be communicated to the Audit Committee and that: (1) relates to accounts or disclosures that are material to the financial statements; and (2) involves especially challenging, subjective, or complex audit judgment. The Committee concurred with our Independent Auditor's assessment and identification of the CAM contained in its Audit Report included within the 2020 Annual Report on Form 10-K.

        The Audit Committee has an established practice of requiring pre-approval of all audit and permissible non-audit services and associated fees provided by the Independent Auditor. The Audit

Committee must consider whether the services it is approving impair the Independent Auditor's independence. All services were approved by the Audit Committee prior to the services being rendered.

        In determining whether to reappoint PricewaterhouseCoopers LLP ("PwC") as our Independent Auditor, the Audit Committee took into account a number of factors, including: PwC's independence and objectivity; PwC's capability and expertise in handling our industry, including the expertise and capability of the lead engagement partner; historic and recent performance, including the extent and quality of PwC's communications with the Audit Committee; the results of management and Audit Committee surveys of PwC's overall performance; data related to audit quality and performance, including recent PCAOB inspection reports on the firm; the appropriateness of PwC's fees, both on an absolute basis and as compared with its peers; and the length of time that PwC has been engaged. In addition to the foregoing, due to the lead engagement partner rotation requirements under the rules of the PCAOB, during 2018, the Audit Committee participated with management and PwC in the process to select the lead engagement partner to succeed the incumbent.

        This report is provided by the following independent Trustees, who constitute the Audit Committee.

AUDIT COMMITTEE
Lisa G. Trimberger, Chair Robert L. Denton, Sr. David M. Jacobstein Steven D. Kesler Letitia A. Long

        The Report of the Audit Committee shall not be deemed incorporated by reference by any general statement that incorporates by reference any portion of this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Independent Registered Public Accounting Firm

        PwC served as our Independent Auditor for the years ended December 31, 2020 and 2019. PwC also provided us with other auditing and advisory services. We are cognizant of the need for PwC to maintain its independence and objectivity in order to effectively serve in its role as our Independent Auditor. As a result, our Audit Committee restricted the services for which PwC can be engaged to those services that could not impair or appear to impair PwC's independence and objectivity. In making this determination, the Audit Committee contemplates the nature of the services, the benefits that PwC performing such services brings both to the services and to its audits and PwC's proposed cost for providing such services. The Audit Committee believes PwC's tenure as our Independent Auditor has been and remains a benefit to the Company. In 2015, we issued a request for proposals for auditing services and reviewed the responses from several reputable accounting firms. After evaluating the responses and interviewing certain of the accounting firms, the Audit Committee determined that it was in the best interest of the Company and our shareholders to continue to engage PwC. Due to the audit partner rotation requirements under the rules of the PCAOB, every five years the PwC lead engagement partner serving the Company rotates, which further ensures PwC's objectivity and independence. As such, as required, the lead engagement partner rotation occurred in 2019 following a selection and interview process during 2018 in which the Audit Committee participated with management.

        The Audit Committee has procedures in place regarding the pre-approval of all services provided by PwC. Specifically, management contacts the Audit Committee Chair regarding the potential need for a service from PwC. PwC then provides an engagement letter to management pertaining to the service, which management reviews for the service description and proposed fee. Once management agrees with the engagement letter, it forwards the engagement letter to the Audit Committee Chair. The Audit Committee Chair then reviews the engagement letter for the criteria described in the previous paragraph and if, based on such review, he or she approves of the terms of the engagement letter, he or she forwards the letter to the other Audit Committee members requesting that they respond within a certain period of time should they not approve of the engagement letter. The Audit Committee has delegated pre-approval authority to the Chair for certain audit-related services. All fees paid to PwC in 2020 were approved by the Audit Committee in accordance with this policy.

        For the years ended December 31, 2020 and 2019, we incurred the approximate fees and expenses set forth below with PwC:

	2020	2019
Audit fees(1)	$1,896,352	$2,033,556
Audit-related fees(2)	64,518	63,840
Tax fees(3)	365,971	585,594

Total	$2,326,841	$2,682,990

(1)
Audit fees include fees billed for services rendered in connection with audits of (i) the Company's and the Operating Partnership's consolidated financial statements and financial schedules included in the Annual Report on Form 10-K; and (ii) the effectiveness of the Company's and the Operating Partnership's internal control over financial reporting. These fees totaled $1,736,668 in 2020 and $1,920,298 in 2019; the decrease in fees from 2019 to 2020 was attributable primarily to additional audit services in 2019 associated with our implementation of an enterprise resource planning software package, changes in audit guidance and new accounting standards. Audit fees also include issuances of comfort letters on filings associated with public offerings and consents on registration statements.

(2)
Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements but not included in (1) above. This category includes fees for the audit of financial statements of our employee retirement savings plan.

(3)
Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice, tax planning and services in connection with technology used for tax compliance. The decrease in fees from 2019 to 2020 was attributable to additional tax planning services provided in 2019.

None of the fees reflected above were approved by the Audit Committee pursuant to the "de-minimis exception" in Rule 2-01 of Regulation S-X.

        We expect that a representative of PwC will be present at the 2021 Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so and to answer appropriate questions by shareholders.

Proposal 2—Ratification of the Appointment of Independent Auditor

        The Audit Committee has selected and appointed PwC as our Independent Auditor to audit our consolidated financial statements for the year ending December 31, 2021. Although ratification by shareholders is not required by law or by our Bylaws, the Audit Committee believes that submission of its selection to shareholders is a matter of good corporate governance. PwC has been our auditor since 1997 and the Operating Partnership's auditor since 2013 and the Audit Committee considered the factors mentioned above in determining to reappoint PwC. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different Independent Auditor at any time if the Audit Committee believes that such a change would be in the best interests of the Company and its shareholders. If our shareholders do not ratify the appointment of PwC, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of Independent Auditor.

The Board recommends a vote "FOR" approval of the ratification of the appointment of PricewaterhouseCoopers LLP as our Independent Auditor for the current fiscal year.

 Proposal 3—Advisory Vote to Approve Executive Compensation

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC's rules. This is commonly known as, and is referred to herein as, a "say-on-pay" proposal or resolution.

        Our compensation programs are designed to clearly link annual and long-term financial results and shareholder return to executive rewards. The majority of each executive's total compensation is tied directly to goal achievement; this pay for performance approach ensures that the financial interests of our executives are aligned with those of our shareholders. Please refer to the section entitled "Compensation Discussion and Analysis" for additional details about our executive compensation programs, including information about the compensation of our named executive officers for 2020.

        The Compensation Committee annually reviews all elements of our compensation program for named executive officers to ensure its alignment with our philosophy and corporate governance approach, including its effectiveness in aligning the financial interests of our executives with those of our shareholders. Accordingly, pursuant to Section 14A(a)(1) of the Exchange Act, we are providing shareholders with the opportunity to approve the following advisory resolution:

          "RESOLVED, that the compensation paid to our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K promulgated by the SEC, including the section entitled "Compensation Discussion and Analysis," compensation tables and narrative discussion, is hereby APPROVED."

The Board recommends a vote "FOR" the approval of this resolution.

        We are asking our shareholders to indicate their support for our named executive officers' compensation as described in this proxy statement. This say-on-pay proposal gives our shareholders the opportunity to express their views on our named executive officers' compensation. This vote is not limited to any specific item of compensation, but rather addresses the overall compensation of our named executive officers and our philosophy, policies and practices relating to their compensation as described in this proxy statement pursuant to Item 402 of Regulation S-K promulgated by the SEC.

Vote Required; Effect of Vote

        The affirmative vote of a majority of the votes cast on this proposal will be required for approval.

        The say-on-pay resolution is advisory, and therefore will not have any binding legal effect on the Company or the Compensation Committee. However, the Compensation Committee does value the opinions of our shareholders and will take the results of the vote on this proposal into account in its future decisions regarding the compensation of our named executive officers.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee is comprised of the three independent Trustees listed below. The Committee members do not have any non-trivial professional, familial or financial relationship with the CEO, other executive officers or the Company, other than their relationships as Trustees.

Report of the Compensation Committee

        The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed it with management. Based on its review and discussions with management, the Committee recommended to our Board that the Compensation Discussion and Analysis be included in the Company's and the Operating Partnership's Annual Report on Form 10-K for 2020 and the Company's 2021 proxy statement. This report is provided by the following independent Trustees, who comprise the Committee.

COMPENSATION COMMITTEE
C. Taylor Pickett, Chair Thomas F. Brady Philip L. Hawkins

Compensation Discussion and Analysis

Named Executive Officers ("NEOs")

        This Compensation Discussion and Analysis describes the material elements of compensation for our NEOs for the 2020 fiscal year listed in the Summary Compensation Table of this proxy statement, including:

  •
  Stephen E. Budorick, President and CEO;

  •
  Todd Hartman, Executive Vice President and COO who joined the Company effective November 30, 2020;

  •
  Anthony Mifsud, Executive Vice President and CFO; and

  •
  Paul R. Adkins, our former Executive Vice President and COO who resigned from the Company effective March 16, 2020.

Executive Summary

Our Business Model

        We own, manage, lease, develop and selectively acquire office and data center properties. The majority of our portfolio is in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology ("IT") related activities servicing what we believe are growing, durable, priority missions (the "Defense/IT Locations"). We also own a portfolio of office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics.

        Our strategy focuses on long-term value creation; we believe that we are positioned to continue to create value for our shareholders through low-risk accretive development.

2020 Business Highlights

        Notwithstanding the challenges presented by the COVID-19 pandemic shutdowns, 2020 was a very strong year for our Company, during which our performance reflected the strength of our operations and overall capabilities. We do not believe that the pandemic shutdowns materially impacted our ability to execute our business strategy, which we attribute primarily to our portfolio's significant concentration in Defense/IT Locations. The tenants in most of the properties associated with the Defense/IT Locations were designated as "essential businesses," and therefore were exempt from use and occupancy restrictions that otherwise affected much of the commercial real estate industry. Furthermore, since the credit quality of the tenants in these properties is very high, their ability to fulfill their lease obligations was not significantly disrupted.

        We met or exceeded virtually all of our business objectives, which were established in February 2020 prior to the pandemic shutdowns. Our 2020 accomplishments included the following:

  •
  2020 diluted funds from operations per share, as adjusted for comparability ("FFO per share"), of $2.12, which represented an increase of more than 4% from 2019;

  •
  Same Properties cash net operating income ("NOI") growth of 1.6%;

  •
  increased leased and occupancy percentages for our office and data center shell portfolio, both portfolio-wide and for our same properties, and achieved our highest year-end portfolio wide occupancy since 2001;

  •
  total leasing of 3.6 million square feet, including 1 million square feet of development leasing;

  •
  tenant retention rate of 81%, one of our highest annual rates on record; and

  •
  placed into service a record 1.8 million square feet of stabilized development properties, which were 99.5% leased as of year-end.

Total Shareholder Return Performance

        In addition to strong operational performance, we achieved a one-year total shareholder return that exceeded that of approximately 84% of the companies in the SNL U.S. Office REIT Index. The below table illustrates total shareholder return over the periods indicated using the closing stock price at the beginning of the period and the closing stock price at the end of the period, per S&P Global Market Intelligence. The peer group shown represents the peer companies used for executive compensation analyses, as indicated in the Compensation Comparisons section.

Total Shareholder Return(1)

1 - Year 12/31/2020	3 - Year 12/31/2020	5 - Year 12/31/2020
COPT (7%)	COPT 1%	COPT 46%
SNL Office (21%)	SNL Office (16%)	Peer Group 8%
Peer Group (23%)	Peer Group (17%)	SNL Office (4%)

Key:
COPT: Corporate Office Properties Trust
 SNL Office: SNL U.S. Office REIT Index
 Peer Group: Median (see Compensation
Comparisons section for peers)

(1)
Peer Group data excludes companies that did not trade publicly for the entire period referenced.

2020 Compensation Highlights

        We design our compensation programs to link executive compensation to annual financial results and long-term total shareholder return ("TSR"). We implement our pay-for-performance approach to ensure that the financial interests of our executives align closely with those of our shareholders by directly tying the majority of each executive's pay to the achievement of defined objectives. Highlights of our overall executive compensation program include the following:

  •
  Formulaic Annual Incentive Award ("AIA") Cash Bonuses with Pre-Determined Goals—100% of our CEO's AIA is formulaic and based on the achievement of pre-established corporate objectives. 75% of our CFO's AIA is based on the achievement of these same pre-established objectives, with the remaining 25% calculated based upon individual objectives. Our AIA program employs challenging hurdles aligned with our financial and operating success each year.

  •
  Long-Term Equity Incentive Plan ("LTIP") Awards Aligned with Interests of Our Shareholders—60% of our NEOs' annual equity compensation is granted in performance-based instruments that vest at the end of three years, in amounts dependent upon our TSR over that period relative to that of our peers in the SNL U.S. Office REIT Index. If our TSR during the measurement period is negative, we limit shares or units earned to target level, regardless of relative performance. The remaining 40% of our NEOs' equity award values are granted in time-based awards that vest ratably over a three-year period.

  •
  Pay-for-Performance Alignment—We maintain strong pay-for-performance alignment with our CEO's 2020 compensation being approximately 61% variable, subject to our performance under predefined formulas. The results of our formula-based incentive awards varied significantly in past years. This is consistent with our objective to provide executives with the opportunity to earn a higher relative level of total compensation when objectives are achieved and lower compensation when they are not.

        The tables below set forth our CEO's AIA payout and performance-based equity for the last five years:

CEO AIA Payout

Performance-Based Equity Grants

Strong Governance Related to Executive Compensation

        Our compensation structure and corporate governance policies mitigate compensation-related risk while providing effective incentives to our NEOs.

Our Executive Compensation Practices

  ✓
  Pay for Performance: We tie our NEOs' compensation to performance by setting clear and challenging objectives with the majority of total target compensation consisting of performance-based components.

  ✓
  Multiple Performance Metrics: We use different performance measures for short-and long-term incentives, with multi-year vesting or measurement periods for long-term incentives.

  ✓
  Risk Oversight: We annually prepare an Enterprise Risk Management assessment. The Compensation Committee carefully considers the risks associated with all elements of our compensation programs.

  ✓
  Annual Pay for Performance Analysis: We assess pay and performance relative to peers to ensure that actual payouts align competitively.

  ✓
  Share Ownership and Retention Guidelines: We maintain guidelines for both executives and Trustees. Ownership guidelines for NEOs range from three times to six times base salary. Guidelines for non-employee Trustees are five times their annual cash retainer for four quarterly meetings.

  ✓
  Clawback Policy: We have in place a comprehensive incentive recoupment (i.e., "clawback") policy.

  ✓
  Use of Independent Compensation Consultant: The Compensation Committee uses an independent consultant that is precluded from performing any work directly for the management of the Company unless pre-approved by the Committee. No such additional work was requested or performed in 2020.

  ✓
  Peer Group: We use an appropriately sized and defined peer group for compensation benchmarking purposes, and review the companies comprising the peer group annually.

Executive Compensation Practices We Do Not Engage In

  ×
  No Guaranteed Bonuses: We do not provide NEOs with guaranteed cash bonuses.

  ×
  No Excise Tax Gross-Ups: We have no agreements in place that provide for reimbursement by the Company for the tax obligations of our employees resulting from severance payments made in the event of a change in control and will not enter into any such agreements in the future.

  ×
  No Repricing of Stock Options: We have not issued stock options since 2009, there are currently no outstanding stock options, none of our current NEOs were ever issued stock options and we do not reprice underwater stock options.

  ×
  No Hedging or Pledging: We have an anti-pledging and anti-hedging policy. Subject to the terms of the policy, executives may not (1) hold securities of the Company in a margin account or pledge securities of the Company as collateral for a loan, or (2) enter into hedging or monetization transactions or similar arrangements with respect to securities of the Company.

Annual Shareholder Say-on-Pay Votes

We provide our shareholders the opportunity to cast an annual advisory vote on executive compensation (a "say-on-pay proposal"). At our May 2020 annual meeting of shareholders, 98.7% of the shareholder say-on-pay proposal votes cast were in favor of the proposal. The Compensation Committee believes that this substantial approval was indicative of our shareholders' support for our approach to executive compensation. The Committee will continue to consider shareholder feedback and the outcome of our shareholder say-on-pay votes when making future NEO compensation decisions.

Compensation Objectives

        Our executive compensation program is designed to:

  •
  Align Pay to Performance—We align our pay practices to reward executives for benefiting our shareholders.

  o
  The majority of our NEOs' compensation is performance-based, linked to a combination of annual and multi-year goals.

  o
  We align annual incentive plan payouts with the results of our operational and financial performance.

  o
  We endeavor to provide our executives with the opportunity to earn a higher relative level of total compensation when warranted by superior results and performance. This approach allows us to attract, retain and motivate executives.

  •
  Thoughtfully Calibrate Competitive Pay Levels—We set compensation levels to be commensurate with those of executives performing similar responsibilities for an appropriate group of peer companies. Our NEOs' compensation levels can vary by individual based upon:

  o
  Skill + Experience: The executive's skill and experience in the position, both overall and with the Company.

  o
  Performance: The performance of the executive and the functions the executive oversees.

  o
  Internal Relativity: The amount that we pay our other executives.

  o
  Market Competition: The competition in the marketplace for the talents of the executive.

  •
  Ensure a Balanced Approach to Compensation—We balance the components of our executives' total rewards.

  o
  Our incentive programs provide compensation in the form of both annual cash and multi-year equity awards to reward both short- and long-term performance.

  o
  Each year, we review the allocation of total compensation between cash and equity awards in comparison to our peer group to assist in determining the compensation of our executives, in total and by component.

  o
  Long-term equity awards represent the largest component of our NEOs' incentive compensation, as we describe in the section below entitled "LTIP."

Compensation Review Process

Role of the Compensation Committee of the Board

        The Board appoints the Compensation Committee, which acts on behalf of the Board. The Committee establishes and periodically reviews our compensation philosophy and the adequacy of compensation plans and programs for executives. The section entitled "Our Board of Trustees" in this proxy statement describes other responsibilities of the Committee.

        Following recommendations by the Committee, the independent members of the Board must approve NEO compensation decisions in order for them to be enacted. The Board is responsible for oversight of the Committee's activities, except where the Committee has sole authority to act as required by an NYSE listing standard or applicable law or regulation. The Committee has complete and open access to management and any of our other resources the Committee requires to assist it in carrying out its duties and responsibilities, including sole authority, in its discretion, to retain, set compensation for and terminate any consultants, legal counsel or other advisors.

Use of Independent Consultants

        In determining executive compensation, the Compensation Committee makes use of advice, guidance and analyses provided, at its request, by external consultants. Beginning in 2020, the Committee began utilizing FPL Associates, L.P. ("FPL") to provide executive compensation consulting services. The Committee reviewed the independence of FPL's advisory role relative to the six consultant independence factors adopted by the SEC to guide listed companies in determining the independence of their compensation consultants, legal counsel and other advisors. Following its review, the Committee concluded that FPL has no conflicts of interest in providing the Committee with objective and independent executive compensation advisory services. FPL provided data relevant to reviewing executive compensation, discussions of compensation practices and observations to the Committee regarding compensation programs and pay levels. FPL did not perform any work for the Company at the direction of management during 2020. As appropriate, the Committee meets with its independent consultant in executive session without management present.

Role of Management

        The CEO meets with the Compensation Committee to review our compensation philosophy, present analyses based on the Committee's requests and discuss the compensation recommendations the Committee makes to the Board. The CEO presents management's perspective on business objectives, discusses the effect of business results on compensation recommendations, reviews executive compensation data and discusses the other NEOs' performance.

        Our Director of Human Resources, who reports directly to our CEO, also takes direction from, and provides suggestions to, the Committee, oversees the formulation of compensation plans incorporating the recommendations of the Committee, and assists the Chairman of the Compensation Committee in preparing agendas for the meetings.

        Our CEO and Director of Human Resources attend Compensation Committee meetings, but do not attend portions of Board and Compensation Committee meetings intended to be held without members of management present, including those relating to the CEO's compensation.

Compensation Comparisons

        To meet our objectives of attracting and retaining superior talent, we annually review pay practices of our peers. We do not base our NEO pay levels solely on their relationship to those of our peers. We use market data to help confirm that our pay practices are appropriate. We review our peer group annually, seeking to include companies that are similar in size and business structure to us. Within this peer group, we then focus on executives with responsibilities like those of our executives. In order to provide data for this analysis, the independent consultant obtains an understanding of the goals, objectives and responsibilities of each executive position based on reviews of job descriptions and discussions with management and the Committee.

        During 2020, the Compensation Committee worked with FPL to review the composition of the peer group to account for changes in both our business and the businesses of the companies in the peer group. We evaluated companies for inclusion based upon business focus, product mix, market capitalization, total enterprise value, geographic location and overall balance and composition of the group. Following this analysis, the Compensation Committee determined that the 2019 peer group remained appropriate.

        The peer group of 14 included the following companies, representing a combination of publicly traded office, industrial and diversified REITs, with a heavier weighting on office companies:

American Assets Trust, Inc.	Hudson Pacific Properties, Inc.
Brandywine Realty Trust	JBG Smith Properties
Columbia Property Trust, Inc.	Kilroy Realty Corporation
Cousins Properties Incorporated	Mack-Cali Realty Corporation
Douglas Emmett, Inc.	Piedmont Office Realty Trust, Inc.
Easterly Government Properties, Inc.	STAG Industrial, Inc.
Highwoods Properties, Inc.	Washington Real Estate Investment Trust

        For purposes of reviewing NEO total compensation relative to competitive practices, the independent consultant provided peer group compensation data to the Compensation Committee. The Compensation Committee compared our NEO base salaries, AIAs, LTIP awards and total compensation to information for comparable positions in each of the peer group companies. The independent consultant provided detailed information at the 25th, 50th and 75th percentiles and the average in order to assist the Committee in understanding how our executive compensation compared to that of our peers.

        Consistent with our practice in prior years, the independent consultant also conducted a comprehensive pay for performance assessment of our executive compensation program and the linkage between organizational performance and the value of the compensation delivered to the executives.

Base Salary

        Base salary is the fixed element of pay intended to attract and retain executives. We determine our NEOs' base salaries with consideration of their scope of responsibilities, individual skills and experience. They are eligible for periodic increases in their base salary as a result of individual performance. The Committee also considers peer group data, relativity between the NEOs and budget considerations.

        Annual base salary actions in 2020 are shown below:

	Base Salary as of December 31,
Name of Executive	2019	2020	% Increase
Stephen E. Budorick	$700,000	$725,000	3.6%
Todd Hartman(1)	N/A	$425,000	N/A
Anthony Mifsud	$430,000	$439,000	2.1%
Paul Adkins(2)	$430,000	N/A	N/A

(1)
Mr. Hartman joined the Company effective November 30, 2020.

(2)
Mr. Adkins resigned from the Company effective March 16, 2020.

        The Board determined that the increase in salaries reflected above for Messrs. Budorick and Mifsud, which was effective January 1, 2020, appropriately reflected their respective levels of tenure, contributions and responsibility in the Company based on a comparison to market data and to their peers.

AIAs

        We used a scorecard approach to drive the achievement of strategic corporate objectives, measure Company performance, and determine the executives' AIAs. This approach rewards our executives for the achievement of strategic objectives, thereby creating long-term value for our shareholders. We established performance goals in each of these areas in February 2020, before the pandemic shutdowns.

        There are four established achievement levels for each objective within the scorecard:

  •
  Threshold [50% of Target Payout]:  If we do not achieve threshold level performance of the weighted average of the scorecard objectives, then we will not pay AIAs.

  •
  Target [100% of Target Payout]:  Approximates management's estimate of the related objective as set forth in the annual budget approved by the Board; this level of performance is intended to be challenging, yet attainable.

  •
  High [150% of Target Payout]:  Intended to be attainable with superior performance.

  •
  Maximum [200% of Target Payout]:  Only available as a score for each specific objective and included in the weighted average result. This level is intended to capture outstanding performance that is difficult to attain.

The aggregate scorecard outcome is limited to the high achievement level of 150%. Actual awards are determined once we finalize actual results and performance with respect to these objectives and interpolates between performance levels as appropriate. The Committee retains the authority to recommend to the Board increases or decreases to AIAs at its discretion.

2020 AIA Objectives

        The Committee, with the assistance of management, developed the 2020 corporate scorecard using our Board-approved annual budget and information regarding other related business and operations initiatives, including guidance provided to the investment community, and considering the market environment for our business. The scorecard consists of three categories of corporate objectives, weighted as follows:

  1.
  Financial Measures—55%

    Our target financial measures for 2020 were the following:

      o
      FFO per share of $2.08 (30%);

      o
      Same Properties cash NOI growth of 1.75% (15%); and

      o
      net debt plus preferred equity to in-place adjusted EBITDA ratio at year end ("debt plus preferred equity ratio") of 6.13x (10%).

    FFO per share and Same Properties cash NOI are measures frequently used by equity REITs to evaluate performance. FFO per share measures management's effectiveness in executing the business plan. Same Properties cash NOI growth measures the strength of our investment strategy. We use these measures because we believe they are useful metrics in evaluating the effectiveness of our operations and are core objectives in our annual budget. Further, we believe that growth in the two operating measures in the long-term contributes to an increase in shareholder value and, as a result, that linking compensation to these measures helps to align the interests of our NEOs with those of our shareholders. We use the debt plus preferred equity ratio to evaluate debt levels relative to our operating performance.

  2.
  Development Leasing Volume—25%

    This objective focused our efforts on leasing one-million square feet in development properties. Our primary business strategy focus is growth through low-risk, new property development to increase the Company's overall value. This objective incentivized our executives to maximize the value of our development pipeline, thereby increasing the Company's value.

  3.
  Core Portfolio Year End Occupancy—10%

    This objective related to achievement of target year-end occupancy of 94.8% in what we identified as our core portfolio, which is subject to adjustment each year based upon changes in our portfolio. We believe that this objective incentivized efforts toward leasing of vacant space and renewals, which further supports future cash flow and net asset value growth.

  4.
  Data Center Asset Management—10%

    This objective related to successful management of our wholesale data center, including progress towards renewals and new leasing, and completion of power capacity and market data analyses. We added this objective to the scorecard for 2020 because we believe that this objective incentivized strategic management of our wholesale data center to maximize value to the Company.

        The Committee approved Messrs. Mifsud's and Adkins' individual objectives, which were tailored to the operations of the business units for which they were responsible and included the management of the mitigation of risks identified by our ERM assessment. As appropriate, individual objectives were either quantitative or qualitative in nature. Mr. Adkins' eligibility for an AIA terminated upon his resignation from the Company. Mr. Hartman, who joined the Company effective November 30, 2020, was not eligible for an AIA in 2020. The Committee evaluated the achievement of our 2020 corporate objectives to assess the CEO's performance, and the CEO recommended his assessment of Mr. Mifsud's achievement for approval by the Committee. The level of objective achievement resulted in Messrs. Budorick's and Mifsud's calculated AIAs.

2020 AIA Targets

        The Committee sets target payouts in consideration of peer levels and differentiation between the NEOs. This is the level paid when the Company achieves target performance. Exceptional performance is required to earn an above target payout. The table below sets forth the 2020 potential award payouts as a percentage of the executive's 2020 base salary, which was established in November 2019:

	2020 AIA Opportunity as a % of Base Salary
Name of Executive	Threshold Level	Target Level	High Level
Stephen E. Budorick	65.0%	130.0%	195.0%
Anthony Mifsud	57.5%	115.0%	172.5%
Paul Adkins	57.5%	115.0%	172.5%

        Final award levels are determined based on a review of the corporate objectives and each executive's achievement of their individual objectives. While our CEO's AIA is based 100% on achievement of the corporate objectives, the actual award payout can be influenced by other factors identified at the Committee's discretion. Messrs. Mifsud's and Adkins' AIAs were to be based 75% on the achievement of the corporate objectives and 25% on achievement of their individual objectives, also subject to the Committee's discretion, with individual objective achievements scored between 0% and 150%. Mr. Adkins forfeited his eligibility for an AIA upon his resignation from the Company. The following is a summary of Mr. Mifsud's individual objectives, all equally weighted:

  •
  Capital Structure:  Execute capital raising activities. Negotiate term loan, secured loan, unsecured senior notes issuance and redemption of preferred units.

  •
  Audit, Reporting + Compliance:  Implement credit losses accounting standard. Manage tax planning. Implement new SEC requirements into the Form 10-K.

  •
  Investor + Banking Relationships:  Develop and preserve strong relationships with capital source community. Support CEO in effective communications of the overall business, strategy, capital allocation and opportunities.

  •
  Department Management + Leadership:  Manage personnel and budget for optimal performance overall. Implement enterprise resource planning enhancements. Plan for team succession.

  •
  Operating Management Interface:  Facilitate recurring financial reporting and analyses. Execute forecast process. Manage capital approval process.

2020 AIA Results

        Despite the challenges that the COVID-19 pandemic shutdowns presented, the Board made no changes to the corporate objectives established in February 2020. Following is the scorecard reflecting final 2020 results:

Objective	Weighting %	Threshold Level	Target Level	High Level	Maximum Level	Actual Results, as Adjusted(2)	Achievement %	Weighted Results %
Financial Measures
FFO per share	30%	$2.04	$2.08	$2.12	$2.16	$2.12	150.0%	45.0%
Same Properties cash NOI growth	15%	0.73%	1.75%	2.77%	3.80%	1.61%	93.3%	14.0%
Debt plus preferred equity ratio	10%	6.33x	6.13x	5.93x	5.83x	6.21x	80.0%	8.0%
Development leasing volume(1)	25%	800	1,000	1,200	1,400	1,021	105.2%	26.3%
Core portfolio year end occupancy	10%	93.8%	94.8%	95.8%	96.8%	94.3%	75.0%	7.5%
Data center asset management	10%	50%	100%	150%	200%	100.0%	100.0%	10.0%

	100%							110.8%

(1)
Presented in thousands of square feet.

(2)
Actual results reflect adjustments discussed below.

        The actual financial measures of the corporate objectives, as reflected above, included adjustments by the Committee to exclude the incremental debt incurred to prepay a real estate joint venture partner's cumulative preferred return, thereby enabling us to significantly reduce future preferred returns to this partner. The Committee deemed this adjustment appropriate to reflect the operating performance for the year, especially considering the long-term benefit to the Company. These weighted objective outcomes resulted in achievement at 110.8% of target for our corporate objectives, from an unadjusted score of 110.1% of target. The Committee elected to pay the NEO AIAs at the 110.8% level without implementing any other discretionary adjustments.

        The table below shows the actual AIAs for 2020, reflective of calculated achievement of our annual scorecard goals:

			Objectives Weighting %		Objectives Achievement %
								Actual Payout as a % of Salary
	Base Salary	AIA % of Salary at Target					Actual AIA Award
Name of Executive			Corporate	Individual	Corporate	Individual
Stephen E. Budorick	$725,000	130%	100%	N/A	110.8%	N/A	$1,044,290	144.0%
Anthony Mifsud	$439,000	115%	75%	25%	110.8%	123.8%	$575,718	131.1%

LTIP

        We design our LTIP awards to align the interests of the executives with those of our shareholders by rewarding them for sustained performance. Since these awards vest over time, we believe they also encourage the executives to remain with the Company.

        The Board awarded the NEOs' 2020 LTIP awards in the following proportions, consistent with those of prior years:

  •
  Performance-Based—The Board awarded 60% of our NEOs' LTIP awards in the form of performance-based equity which aligns their interests with those of our shareholders.

    The number of awards earned at the end of the program's three-year performance period depends entirely on TSR relative to our peer group, as defined in the respective award certificates. If our results are in the bottom quartile, the NEOs will not earn any equity. If our results are in the top quartile, NEOs earn 100% of the awards granted (200% of target award). If our TSR during the measurement period is negative, the maximum number of shares or units that may be earned is limited to 50% of the awards granted (100% of target award). We believe that the performance-based plan further motivates our executives to achieve strong returns over an extended period.

  •
  Time-Based—The Board awarded the remaining 40% of the NEOs' LTIP awards in the form of time-based equity, with a three-year ratable vesting period. We believe this portion of their award reinforces our goal of retention, in addition to incenting our executives to increase shareholder value over an extended timeframe.

        The Committee believes that awarding a majority of the executive LTIP awards using performance-based grants provides for the following:

  •
  Alignment of Executives with Shareholders:  Executive and shareholder risks and rewards are more closely aligned by a long-term, forward-looking plan focused on relative TSR;

  •
  Retention:  Retention of key executives is enhanced due to the payout opportunities available in the event of superior relative performance;

  •
  Pre-Determined Levels:  Grants and potential awards under the plan are clearly determined and communicated to the NEOs at the beginning of the performance period; and

  •
  Dividend or Distribution Timing:  Dividends are accrued but not paid out on these awards until, and to the extent, they are earned at the end of the defined performance period, thus putting additional compensation at risk based on performance, notwithstanding nominal distributions for PB-PIUs made for tax qualification purposes.

Profit Interest Unit Compensation

        Beginning in 2019, the Compensation Committee granted our NEOs the option to select equity compensation in the form of Profit Interest Units ("PIUs"). PIUs are long-term incentive units in our Operating Partnership as set forth under our 2017 Omnibus Equity Incentive Plan. The Compensation Committee believes that providing long-term incentive compensation in the form of PIUs aligns our NEOs' interests with those of shareholders. Award value levels for each NEO are approved by the Board, and do not change as a product of an NEO's selection of PIUs. PIUs may be subject to vesting requirements, as determined prior to grant.

        The partnership always maintains a one-to-one correspondence between PIUs and common units in our operating partnership ("common units") for conversion, distribution and other purposes, except as provided in the partnership agreement, and will make corresponding adjustments to the PIUs to maintain such correspondence upon the occurrence of specified adjustment events. A PIU automatically converts to a common unit upon vesting, and when the stock price is greater than the price at issuance at the time of an adjustment event. Once converted, the holder of a common unit will have all rights set forth in the partnership agreement.

        The Compensation Committee granted two types of PIUs in 2020: time-based profit interest units ("TB-PIUs") and performance-based profit interest units ("PB-PIUs"), which are substantially similar to time-based RSs and performance-based performance share units ("PSUs"), respectively. Holders of TB-PIUs will receive the same quarterly per-unit distributions as common units in our Operating Partnership, which equal the per-share dividends on our common shares. Holders of PB-PIUs receive quarterly per-unit distributions equal to 10% of the distributions made with respect to the equivalent number of common units in our Operating Partnership. This form of equity compensation and the distributions made during the unvested period is typical for REITs.

Performance-Based Equity Awards Made in 2020

        On January 1, 2020, the Board granted performance-based equity to the NEOs valued at 60% of their 2020 LTIP awards. All three NEOs in place at that date elected to receive the entirety of their performance-based awards in PB-PIUs as set forth below:

Name of Executive	Base Salary Used for Equity Award	Total Target Equity Award as a % of Base Salary(1)	PB-PIU % of Total Target Equity	Target Award Value of PB-PIUs	Number of PB-PIUs Awarded(2)	Fair Value of PB-PIUs Awarded(3)
Stephen E. Budorick	$725,000	350%	60%	$1,522,501	105,546	$1,726,205
Anthony Mifsud	$439,000	195%	60%	$513,617	35,606	$582,336
Paul R. Adkins(4)	$439,000	195%	60%	$513,617	35,606	$582,336

(1)
With the aim of increasing our NEOs' focus on successful long-term performance, the Board approved increasing Mr. Budorick's total target long-term equity award percentage of base salary from 310% to 350% and Messrs. Mifsud's and Adkins' from 160% to 195% for awards made in 2020. This calculation was based upon the 15-day trailing average closing price of our common shares as of the date of grant of $28.85.

(2)
The number of PB-PIUs granted represents the maximum potential award, which is 200% of the target award associated with the grant, divided by the 15-day trailing average closing price of our common shares as of the date of grant of $28.85.

(3)
Fair value of PB-PIUs awarded is calculated by multiplying PB-PIUs granted by the Monte Carlo Fair Value of $16.36 per PB-PIU (or $32.71 per target award associated with the grant).

(4)
The awards to Mr. Adkins were forfeited as of March 16, 2020 in connection with his resignation.

        The Board seeks to provide compensation opportunities that will attract, retain and motivate superior executive personnel. During our annual review of peer compensation data related to LTIP awards, we developed these target award percentages using a broad perspective and multiple data points, including peer long-term equity award data, our desire to differentiate between NEOs and the total target compensation to be delivered to NEOs.

        These grants have a performance period that began on January 1, 2020 and will conclude on the earlier of (1) December 31, 2022, (2) the date of a change in control or (3) the date of a qualified termination.

        The actual number of common units that we distribute at the end of the performance period ("earned PB-PIUs") will be determined based on the percentile rank of our TSR relative to those of the component companies in the SNL U.S. Office REIT Index. We believe that this is the practice used by most of the companies in our peer group since it stabilizes the size of the TSR comparison group and maintains the peer group's integrity for a pure compensation comparison.

        We use interpolation between points, with the exception that if our TSR during the measurement period is negative, the maximum number of PB-PIUs that may be earned notwithstanding relative TSR achievement above the target level is limited to 50% of the PB-PIUs granted (100% of target award):

Percentile Rank	Earned PB-PIUs Payout %
75th or greater	100% of PB-PIUs granted
50th (target)	50% of PB-PIUs granted
25th	25% of PB-PIUs granted
Below 25th	0% of PB-PIUs granted

        At the end of the performance period we, in settlement of the award, will issue a number of vested PIUs equal to the number of earned awards in settlement of the award plan, and pay cash equal to the excess, if any, of: the aggregate distributions that would have been paid with respect to the vested PIUs issued in settlement of the earned awards through the date of settlement had such vested PIUs been issued on the grant date; over the aggregate distributions made on the PB-PIUs over the performance period. PIUs do not carry voting rights.

        The performance period for the January 1, 2018 PSU grant ended on December 31, 2020. Our positive TSR over the three-year performance period ranked at the 93rd percentile relative to our peers' TSR, resulting in a payout of 200% of the target award to Messrs. Budorick and Mifsud in 2021.

        If a performance period ends due to a change in control or qualified termination, the performance-based program terminates and any payout to the executives is prorated based on the portion of the three-year performance period that has elapsed. We believe that this feature of the program is appropriate, as it would only compensate our executives for the time worked and the results achieved to-date. If the employee terminates their employment, or we terminate employment for cause, the NEO forfeits all PB-PIUs.

Time-Based Equity Awards Made in 2020

        In November 2019, the Board approved NEO grants of time-based equity awarded March 1, 2020, which were valued at 40% of their respective LTIP awards. All three NEOs elected to receive the entirety of this equity in TB-PIUs as set forth below:

Name of Executive	Base Salary Used for Equity Award	Total Target Equity Award as a % of Base Salary(1)	TB-PIU % of Total Target Equity	Value of TB-PIUs Awarded	Number of TB-PIUs Awarded
Stephen E. Budorick	$725,000	350%	40%	$1,014,994	40,055
Anthony Mifsud	$439,000	195%	40%	$342,419	13,513
Paul R. Adkins(2)	$439,000	195%	40%	$342,419	13,513

(1)
With the aim of increasing our NEOs' focus on sustaining long-term performance, the Board approved increasing Mr. Budorick's total target long-term equity award percentage of base salary from 310% to 350% and Messrs. Adkins' and Mifsud's from 160% to 195% for awards made in 2020.

(2)
The awards to Mr. Adkins were forfeited as of March 16, 2020 in connection with his resignation.

        Prior to vesting, TB-PIUs carry substantially the same rights to distributions as non-PIU common units. The annual time-based equity awards vest in equal increments over a three-year period if the NEO remains employed by the Company.

        The value of time-based equity awarded was determined using the closing price on the NYSE of our common shares on the grant date.

        Mr. Hartman, having joined the Company in November 2020, received 23,265 TB-PIUs with a grant date fair value of $616,988 on December 1, 2020, as a new hire equity grant that will vest ratably over a five-year period.

        We have not issued stock options since 2009. There are no stock options outstanding and none of our current NEOs were ever issued stock options. We have never issued stock appreciation rights.

2021 Compensation Program Updates

        Based on our commitment to align pay and performance, the following actions will occur, or have already occurred, for 2021:

  •
  AIAs:  The 2021 AIA plan will use our performance scorecard measurement process with emphasis on key business growth drivers and a continued focus on the achievement of financial and operational goals.

  •
  LTIP Awards:  We will continue to provide the majority of our NEOs' LTIP awards in the form of performance-based equity and the balance will be in the form of time-based equity awards. We granted Mr. Budorick, Mr. Hartman and Mr. Mifsud LTIP awards in the form of 60% PB-PIUs awarded on January 1, 2021 and 40% TB-PIUs awarded on March 1, 2021. This proportion of equity compensation aligns with industry practice and strengthens the retention aspect of our program while continuing to deliver the majority of annual LTIP awards in the form of performance-based equity.

  •
  Compensation Benchmarking Peer Group:  The Compensation Committee approved the use of the same peer group of companies as was used for 2020 for 2021 executive compensation benchmarking efforts. Management and the Committee believe that this peer group reflects our office, diversified and specialty REIT emphasis and provides comparability to companies with which we compete for talent, capital and market share.

Retirement Benefits

        We design our retirement benefits to assist our executives in accumulating sufficient wealth to provide income during retirement years. We intend the retirement benefits to attract and retain executives and to encourage such executives to save money for retirement, while allowing us to maintain a competitive cost structure. Information pertaining to our retirement benefits is set forth below.

401(k) Plan

        Our executives participate in a 401(k) defined contribution plan covering substantially all our employees. The plan provides for Company matching contributions in an amount equal to an aggregate of 4% on the first 6% of participant pre-tax and/or after-tax contributions to the plan.

Nonqualified Deferred Compensation Plan

        We offered our senior management team, including director level and above, as well as our Trustees the ability to participate in a nonqualified deferred compensation plan. None of our current NEOs chose to participate in this plan, and we froze additional entry into the plan effective December 31, 2019. Until December 31, 2019, this plan allowed for the deferral of up to 100% of a participant's cash compensation on a pre-tax basis and enabled such participants to receive a tax-deferred return on such deferrals. Both senior management and Trustees were given the choice to defer their salary/board fees during a December enrollment period for the following year's salary or board fees. Participants may diversify their investments among the plan's selected investment alternatives. The plan does not guarantee a return on or above amounts deferred or provide for above-market preferential earnings. The plan is not qualified under the Employee Retirement and Income Security Act of 1974. The deferral account balances increase or decrease in value based on the performance of the investments selected by the participants. Participants in this plan deferred their payments for at least three years from the beginning of the calendar year following the year in which (s)he elects the deferral. Participants chose to receive account balances in a lump sum or annual installments either upon separation or at a specified future date. For participants who separate from service, payments according to their election(s) will commence within 60 days of separation unless the participant is a "specified employee," as defined in the plan, in which case any distribution shall not be made for six months from termination. For participants who elected specified future payment dates, those payments will commence on the chosen dates. Payments are due to parties designated by the participant in lump sum upon the death of a participant. Participant account balances are fully vested at all times and participation in the deferred compensation plan was voluntary.

Severance and Change in Control Benefits

        We do not enter into executive employment agreements with our NEOs. Consistent with best practice, we utilize a Change in Control ("CIC") Plan for our NEOs. The CIC Plan provides for a severance package in the event of the termination of the executive's employment (1) within 12 months of a change in control of the Company, as defined in the CIC Plan, or (2) by us without cause or by the employee based upon constructive discharge. The CIC Plan participants must agree to certain non-competition, non-solicitation and confidentiality covenants, and must deliver a release of claims in order to receive payments and benefits under the CIC Plan. We believe that the CIC Plan affords our executives with financial security in the event of a change in control, while ensuring that we are able to retain the appropriate knowledge and expertise needed during a CIC. We also believe that having the CIC Plan encourages the continued dedication of the executives evaluating potential transactions involving the Company that might result in a change in control.

        Due to the authority vested with the executives and the knowledge of Company proprietary information held by such individuals, we must protect our real estate interests in each of our major markets. For this reason, the CIC Plan includes a non-compete provision for a 12-month period following termination of employment. The CIC Plan also requires delivery of a release of claims against the Company and related parties in order to be eligible to receive severance payments under such agreement.

Other Benefits and Perquisites

        As employees, our executives are eligible to participate in employee benefit programs available to our other employees, including medical, dental, life and disability insurance, as well as participation in an Executive Wellness Program. As with all other employees of the Company, our executives also receive a monetary award for achieving service anniversary milestones. The value of these benefits that executives may receive is essentially equivalent to that offered to the broader management and/or employee group and is included in the tables entitled "Summary Compensation Table" and "All Other Compensation." As demonstrated by the provisions of our CIC Plan, we do not enter into agreements that contain perquisites that may be considered poor pay practices.

Tax Compliance Policy

        Generally, for federal income taxes, compensation expense for almost all U.S. employers is fully tax-deductible. The Tax Cuts and Jobs Act, passed in 2017, eliminated a previous exemption under Section 162(m) of the Internal Revenue Code for performance-based compensation for tax years beginning after 2017, so that annual compensation in excess of $1 million paid to our NEOs who are covered employees under Section 162(m) will generally not be tax deductible, even if such compensation is performance-based or paid following termination of employment.

        We qualify as a REIT under the Code and, as a result, generally are not subject to federal income taxes. As a result, the Tax Cuts and Jobs Act or the payment of compensation which is not deductible due to Section 162(m) of the Code did not have a material adverse federal income tax consequence to us.

        Section 409A of the Code provides that amounts deferred under nonqualified deferred compensation plans are includable in an employee's income when no longer subject to a substantial risk of forfeiture unless certain requirements are met. If the requirements under Section 409A of the Code are not met, an employee could be subject to additional taxes, interest and penalties. We, with the assistance of external counsel, continuously review our various executive compensation and benefits plans and arrangements to ensure compliance with Section 409A of the Code.

        Under Sections 280G of the Code, a corporation will be denied an income tax deduction on any "excess parachute payments" made to certain executives in connection with a change in control, and the executives receiving such excess parachute payments will be subject to a non-deductible 20% excise tax, in addition to regular federal and state income tax. The Compensation Committee considers the impact of Section 280G of the Code on our compensation plans and arrangements with our NEOs and none of these plans provide for an excise tax gross-up pursuant to Section 280G of the Code.

Executive Ownership and Capital Accumulation

        We believe that the ownership of shares in the Company by NEOs assists in aligning their interests with those of our shareholders. Therefore, we have the following share ownership guidelines for our Trustees and NEOs:

Role	Value of Common Shares to be Owned
Trustees	5 times annual retainer for four quarterly meetings
CEO	6 times base salary
COO	3 times base salary
CFO	3 times base salary

        The ownership guidelines generally include common shares beneficially owned by the respective individuals, including unvested RSs and TB-PIUs, certain share equivalents under Company sponsored plans and units in our Operating Partnership owned by such individuals, although the guidelines exclude outstanding PSUs and PB-PIUs, and any shares or securities pledged as collateral for a loan. Newly appointed independent Trustees and covered NEOs have five years to comply with these guidelines from their date of appointment or promotion.

Trading Controls

        We require our executives and Trustees to receive the permission of our General Counsel and Secretary prior to entering into transactions in our shares or share equivalents. Executives and Trustees are subject to blackout periods on the trading of our shares for a period of time beginning at each quarter-end and a period following the release of earnings for each quarter-end.

        Executives and Trustees bear full responsibility if they violate our Policy Statement on Securities Trading by permitting shares to be bought or sold without pre-approval by our General Counsel or when trading is restricted. The Policy Statement on Securities Trading also specifically prohibits NEOs and Trustees from participating in any hedging activities in our shares. We also have an anti-pledging policy. Subject to the terms of the policy, executives may not (1) hold securities of the Company in a margin account or pledge securities of the Company as collateral for a loan, or (2) enter into hedging or monetization transactions or similar arrangements with respect to securities of the Company.

 Compensation and Risk

        We reviewed the elements of executive compensation to determine whether they encourage excessive or unintended risk-taking and concluded that:

  •
  significant weighting toward long-term equity compensation discourages short-term risk taking;

  •
  vesting schedules for time and performance-based equity cause management to have a significant amount of unvested awards at any given time, which creates longer term perspectives and focus;

  •
  performance goals are set based on a business plan approved by the Board, and their achievement does not automatically entitle management to AIAs or LTIP awards, which are at the discretion of the Board;

  •
  the Board exercises approval rights over significant investment decisions that could expose us to long-term risks;

  •
  share ownership guidelines require management to hold a certain amount of our stock such that the NEOs' interests are aligned with shareholders; and

  •
  our clawback policy allows us to recoup incentive awards paid to executives and certain other key employees in the event such recoupment is warranted.

Accordingly, our executives and Board concluded that risks arising from our policies and practices for compensating employees are not reasonably likely to have a material adverse effect on the Company.

 Summary Compensation Table

        The following table summarizes the compensation earned in 2020, 2019 and 2018 by our NEOs.

Name and Principal Position	Year	Salary(1)	Equity-Based Compensation Awards(2)	Non-Equity Incentive Plan Compensation(3)	Bonus(4)	All Other Compensation(5)	Total
Stephen E. Budorick	2020	$751,923	$2,741,199	$1,044,290	$—	$11,400	$4,548,812
President & CEO	2019	$697,924	$2,346,010	$1,263,990	$—	$11,200	$4,319,124
	2018	$641,162	$1,856,115	$1,024,770	$—	$11,000	$3,533,047

Todd Hartman	2020	$24,519	$616,988	$—	$9,615	$—	$651,122
EVP & COO

Anthony Mifsud	2020	$455,478	$924,756	$575,718	$—	$12,179	$1,968,131
EVP & CFO	2019	$428,983	$743,810	$653,605	$—	$11,950	$1,838,348
	2018	$405,367	$574,088	$499,300	$—	$11,000	$1,489,755

Paul R. Adkins(6)	2020	$119,535	$924,756	$—	$—	$552,151	$1,596,442
EVP & COO	2019	$429,505	$743,810	$645,323	$—	$13,546	$1,832,184
[Former]	2018	$416,130	$631,900	$590,373	$—	$11,000	$1,649,403

(1)
Messrs. Budorick's and Mifsud's salaries for 2020 included 27 biweekly pay periods, one more than a typical year, due to the timing of our pay calendar.

(2)
Represents the grant date fair value of performance- and time-based equity awarded during the calendar year. The settlement value of performance-based awards, if any, will be realized by the executive at the end of the defined performance period based on relative TSR return over such period of performance. See Notes 2 and 15 to our consolidated financial statements included in our Annual Report for the year ended December 31, 2020 for additional information regarding performance- and time-based equity.

(3)
Represents AIAs paid in 2021, 2020 and 2019 determined by actual performance against the pre-established corporate and individual objectives as compensation for services performed during 2020, 2019 and 2018, respectively.

(4)
Mr. Hartman received a new hire cash bonus in the total amount of $125,000, to be paid ratably on a biweekly basis over a one-year period, contingent upon his remaining employed by the Company.

(5)
Refer to the table below entitled "All Other Compensation" for details on these amounts, which include programs available to all employees including Company match on employee contributions to the 401(k) plan, credits towards benefits premiums for achieving wellbeing points the prior year and milestone service awards received for attaining a certain length of employment with the Company. Company-paid executive annual physical visits are included. In addition, Mr. Adkins' All Other Compensation for 2020 included a cash separation payment.

(6)
As previously disclosed, Mr. Adkins resigned from the Company effective March 16, 2020, at which time his unvested share-based compensation awards were forfeited.

 All Other Compensation

Name	Year	Matching of Contributions to 401(k) Plans	Employment Separation Payment	Other	Total
Stephen E. Budorick	2020	$11,400	$—	$—	$11,400
	2019	$11,200	$—	$—	$11,200
	2018	$11,000	$—	$—	$11,000

Todd Hartman	2020	$—	$—	$—	$—

Anthony Mifsud	2020	$11,400	$—	$779	$12,179
	2019	$11,200	$—	$750	$11,950
	2018	$11,000	$—	$—	$11,000

Paul R. Adkins(1)	2020	$6,432	$490,000	$55,719	$552,151
	2019	$11,200	$—	$2,346	$13,546
	2018	$11,000	$—	$—	$11,000

(1)
Mr. Adkins' Other column includes the payment for accrued but unused vacation at the time of his resignation.

2020 Grants of Plan-Based Awards

        The following table sets forth information about equity and non-equity awards granted to the NEOs for 2020.

										All Other Stock Awards: Number of Shares of Stock (#)(4)
				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards (#)(3)				Grant Date Fair Value of Stock Awards ($)(3)(4)(5)
		Grant Date	Date of Board Action(1)
Name	Type			Threshold	Target	High	Threshold	Target	Maximum
Stephen E. Budorick	AIA		11/7/2019	471,250	942,500	1,413,750
	PB-PIU	1/1/2020	11/7/2019				26,386	52,773	105,546		1,726,205
	TB-PIU	3/1/2020	11/7/2019							40,055	1,014,994

Todd Hartman	TB-PIU	12/1/2020								23,265	616,988

Anthony Mifsud	AIA		11/7/2019	252,425	504,850	757,275
	PB-PIU	1/1/2020	11/7/2019				8,901	17,803	35,606		582,336
	TB-PIU	3/1/2020	11/7/2019							13,513	342,419

Paul R. Adkins	AIA		11/7/2019	252,425	504,850	757,275
	PB-PIU	1/1/2020	11/7/2019				8,901	17,803	35,606		582,336
	TB-PIU	3/1/2020	11/7/2019							13,513	342,419

(1)
Represents the date on which the Board established the range of potential AIAs for 2020 performance by NEOs employed on January 1, 2020. We made all 2020 performance- and time-based grants following the establishment of the range of awards under the LTIP for NEOs employed as of that date. Mr. Hartman's new hire TB-PIU award was granted on December 1, 2020, the first quarterly grant date following his date of hire.

(2)
As described in the section entitled "Compensation Discussion and Analysis," the Board approved AIAs for the NEOs, as a percentage of base salary, for three levels of aggregate performance. These columns show the estimated future payouts of AIAs for the three aggregate levels of performance approved by the Board for 2020, as converted from the percentages of 2020 base salary.

(3)
The maximum column reflects the PB-PIU awards made under the LTIP granted by the Board effective on the dates indicated in the Grant Date column. The threshold and target columns reflect the estimated payout at those levels as indicated by the terms of the award agreements described in the section of this proxy statement entitled "Compensation Discussion and Analysis." The actual awards issued will be a function entirely of our TSR performance over the defined performance period relative to that of peer comparator companies. At the end of the performance period, we, in settlement of the award, will issue a number of vested PIUs equal to the number of earned awards in settlement of the award plan, and pay cash equal to the excess, if any, of: the aggregate distributions that would have been paid with respect to the vested PIUs issued in settlement of the earned awards through the date of settlement had such vested PIUs been issued on the grant date; over the aggregate distributions made on the PB-PIUs during the performance period.

(4)
This column reflects the TB-PIUs granted under the LTIP. The TB-PIUs granted to the NEOs on March 1, 2020 vest as the individual remains with the Company in equal annual installments over a three-year period. Mr. Hartman's new hire TB-PIU grant vests as he remains with the Company in equal annual installments over a five-year period.

(5)
The grant date fair value of PB-PIUs on January 1, 2020 was $16.36 per PB-PIU (or $32.71 per target award associated with the grant) as calculated using a Monte Carlo model, which included assumptions of, among other things, the following: baseline common share value of $29.38; expected volatility for our common shares of 18.0%; and risk-free interest rate of 1.65%. The grant date fair value of TB-PIUs granted on March 1, 2020 and December 1, 2020 was calculated using the closing price of our common shares on the NYSE of $25.34 on February 28, 2020 and $26.52 on December 1, 2020, respectively.

 Outstanding Equity Awards on December 31, 2020

        The table below provides information about unvested time- and performance-based equity as of December 31, 2020 for the NEOs. None of our NEOs held any options to purchase common shares as of that date.

		Stock Awards
Name	Grant Date	Number of Time-Based Equity Awards That Have Not Vested(1)	Market Value of Time-Based Equity Awards That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Units(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units ($)(4)
Stephen E. Budorick	3/1/2018	9,408	245,361	—	—
	1/1/2019	—	—	29,631	772,776
	3/1/2019	22,420	584,714	—	—
	1/1/2020	—	—	26,386	688,147
	3/1/2020	40,055	1,044,634	—	—

Todd Hartman	12/1/2020	23,265	606,751	—	—

Anthony Mifsud	3/1/2018	2,911	75,919	—	—
	1/1/2019	—	—	9,394	244,996
	3/1/2019	7,109	185,403	—	—
	1/1/2020	—	—	8,901	232,138
	3/1/2020	13,513	352,419	—	—

(1)
This column represents the number of time-based equity awarded. The forfeiture restrictions on these awards that were unvested on December 31, 2020 lapsed or will lapse on the following dates:

a.
Granted 3/1/2018—100% vested on 3/1/2021.

b.
Granted 3/1/2019—50% vested on 3/1/2021 and the remaining 50% is scheduled to vest on 3/1/2022.

c.
Granted 3/1/2020—One-third vested on 3/1/2021 and one-third is scheduled to vest on each of 3/1/2022 and 3/1/2023.

d.
Granted 12/1/2020—One-fifth is scheduled to vest on each of 12/1/2021, 12/1/2022, 12/1/2023, 12/1/2024 and 12/1/2025.

(2)
This column represents the value of time-based equity awarded. The value is calculated by multiplying the number of awards subject to vesting or issuable by $26.08, the closing price of our common shares on the NYSE on December 31, 2020, the last trading day of 2020.

(3)
The amount reported in this column represents the number of common shares that would be issuable in settlement of the performance-based equity at threshold level. The performance-based equity has a performance period beginning on January 1, 2019 and January 1, 2020, respectively, and concluding on the earlier of: (1) December 31, 2021 and December 31, 2022, respectively; (2) the date of termination by the Company without cause, the death or disability of the executive or the constructive discharge of the executive (collectively, "qualified termination"); or (3) the date of a sale event. At the end of the performance period we, in settlement of the award, will issue fully vested PIUs equal to the number of earned awards in settlement of the award plan and pay cash equal to the excess, if any, of: the aggregate distributions that would have been paid with respect to the vested PIUs issued in settlement of the earned awards through the date of settlement, had such vested PIUs been issued on the grant date; over the aggregate distributions made on the PB-PIUs over the performance period. Cash payments for distributions are estimated at the following amounts for outstanding awards at threshold level, based on distributions declared through December 31, 2020, which would be paid net of 10% tax-related distributions provided during the unvested period, not to be less than zero:

    •
    January 1, 2019 PB-PIU grant—Budorick: $65,189; Mifsud: $20,668.

    •
    January 1, 2020 PB-PIU grant—Budorick: $29,025; Mifsud: $9,792.

(4)
This column represents the market value of performance-based equity awards. The value is calculated by multiplying the number of fully vested PIUs that would be issuable in settlement of the earned awards at the threshold level of performance, as reported in the previous column, by $26.08, the closing price of our common shares on the NYSE on December 31, 2020.

Stock Vested in 2020

        The table below provides information about the value realized on RSs, TB-PIUs and PSUs that vested during 2020 for the NEOs.

Name	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
Stephen E. Budorick	97,781	$2,530,799
Anthony Mifsud	34,333	$873,560
Paul R. Adkins	8,717	$220,889

(1)
The amount in this column is comprised of vested equity from the following: Mr. Budorick: 14,911 RSs, 11,210 TB-PIUs and 71,660 PSUs; Mr. Mifsud: 8,615 RSs, 3,554 TB-PIUs and 22,164 PSUs; and Mr. Adkins: 5,163 RSs and 3,554 TB-PIUs. PSUs included in this column represent actual payout of 200% of the January 1, 2018 award targets that vested on December 31, 2020 and were settled on February 3, 2021.

(2)
Value realized on vesting of RSs and TB-PIUs is calculated by multiplying the closing price of our common shares as reported by the NYSE on the day before the vesting date by the number of shares vesting. Value realized on vesting of PSUs is calculated by multiplying the vested shares, as reported in the previous column, by $26.08, the closing price of our common shares on the NYSE on December 31, 2020 (the end of the performance period). This value excluded cash payments for the aggregate dividends that would have been paid on the common shares issued in settlement of the PSUs through the settlement date had such shares been issued on the grant date of the PSUs of $236,478 to Mr. Budorick and $73,141 to Mr. Mifsud. These PSUs were settled on February 3, 2021 when the closing price of our common shares on the NYSE was $26.71.

Nonqualified Deferred Compensation

        Our current NEOs do not participate or have balances in the nonqualified deferred compensation plan.

CEO Pay Ratio

        We are required by the SEC to disclose the ratio of the total 2020 compensation of our CEO, Mr. Budorick, to the annual compensation for 2020 of our median employee. We selected our median employee based on the 406 full- and part-time employees, excluding Mr. Budorick, employed as of December 31, 2020. We calculated the annual total compensation of all employees using W-2 and employee record information without any cost-of-living adjustments, and included the following compensation elements: salary, including overtime; non-equity incentive plan compensation; equity-based compensation awards; bonus payments; and the elements disclosed in the All Other Compensation table for our NEOs. Per the Summary Compensation Table, Mr. Budorick's total compensation in 2020 was $4,548,812 and the median employee's was $108,053. The ratio of Mr. Budorick's total 2020 compensation to the total annual compensation for 2020 of our median employee is 42.1 to 1.

Potential Payments on Termination, Change in Control, Death or Disability

        The CIC Plan provides for the following severance package in the event of termination of the covered executive's employment (1) within 12 months of a change in control of the Company or (2) by us without cause or by the executive based upon constructive discharge:

  •
  severance payment equal to the sum of (A) current annualized base salary plus (B) the average of the three most recent annual incentive awards, multiplied by 2.99 if due to change in control or 1.0 (or in the case of our CEO, 2.0) if due to termination without cause or constructive discharge;

  •
  a pro-rated annual incentive cash bonus for the year of termination;

  •
  continued medical, dental and vision benefits for 12 months following termination unless such benefits are available through other employment after termination;

  •
  full vesting of RSs and other equity awards subject to time-based vesting for up to 18 months following termination; and

  •
  vesting of performance-based equity awards in accordance with the terms of the applicable award agreements. We believe that the termination of the performance-based equity awards upon a change in control resulting in a pro-rata payout based on the portion of the performance period completed essentially compensates our executives only for the time worked and the results achieved to the date of the change in control.

        The severance payments will be paid in substantially equal monthly installments over 12 months, or if as a result of a change in control, severance will be paid in a lump sum. Such payments will be made in accordance with the provisions of Section 409A of the Internal Revenue Code, and do not provide for any gross-up on excise taxes.

        Under the CIC Plan, a termination by us without cause is termination of employment for any reason other than (1) termination upon disability; or (2) a "for-cause" termination. A "for-cause" termination is the termination of employment by us on the basis or as a result of (i) an executive's conviction or disposition other than "not guilty" of a felony, a crime of moral turpitude or any crime in connection with any financial, business or commercial enterprise or transaction; (ii) a final judgment or other finding by a federal or state court or federal or self-regulatory agency that an executive has committed an intentional or reckless violation of security laws; (iii) any actions engaged in by an executive constituting a violation of law, dishonesty, bad faith or willful disregard of duties in connection with the executive's services with respect to the Employer; (iv) any act of willful misconduct committed by an executive directly or indirectly related to the executive's employment or services with respect to the Company, including but not limited to, misappropriation of funds, dishonesty, fraud, unlawful securities transactions or a material violation of our Code of Business Conduct and Ethics or the Code of Ethics for Financial Officers; or (v) the willful or negligent failure of an executive to perform his duties hereunder, which failure continues for a period of thirty (30) days after written notice thereof is given to the executive.

        Under the CIC Plan, constructive termination is termination initiated by the individual upon being "constructively discharged" by us, which means the occurrence of any of the following events (not in connection with a "for-cause" termination): (1) an executive is not re-elected to, or is removed from his position with the Company, other than as a result of the executive's election or appointment to positions of equal or superior scope and responsibility; or (2) a material diminution in an executive's responsibilities, authority or duties; or (3) we otherwise commit a material breach of its obligations under these agreements; or (4) we change the primary employment location of the executive to a place that is more than fifty (50) miles from 6711 Columbia Gateway Drive, Columbia, Maryland.

        Under the CIC Plan, a change in control means the occurrence of any of the following during the term of the plan: (1) the consummation of the acquisition by any person, (as such term is defined in Section 13(d) or 14(d) of the Exchange Act of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power embodied in the then outstanding voting securities of the Company or the employee's employer; (2) the consummation of: (a) a merger or consolidation of the Company or the employee's employer, if the shareholders of the Company or the employer of the employee immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation in substantially the same proportion as was represented by their ownership of the combined voting power of the voting securities of the Company or the employee's employer outstanding immediately before such merger or consolidation; or (b) the sale or other disposition of all or substantially all of the assets of the Company or the employer of the employee; or (3) approval by the shareholders of the Company or the employer of the employee of a complete or substantial liquidation or dissolution of the Company or the employer of the employee.

        The table below reflects the payments that would be made to the NEOs pursuant to the provisions discussed above if the applicable termination event described occurred on December 31, 2020. Because Mr. Adkins resigned prior to that date, he was not eligible for any such payments.

Name	Cash Severance Payments	Continuation of Medical/ Welfare Benefits(1)	Value of Time-Based Vestings(2)	Value of Performance-Based Vestings(3)	Total Termination Benefits
Stephen E. Budorick
Premature/Constructive Termination	$4,413,016	$16,266	$1,874,709	$2,519,545	$8,823,536
Constructive Termination in Connection with Change in Control	$6,130,921	$16,266	$1,874,709	$2,519,545	$10,541,441
Change in Control	$—	$—	$—	$2,519,545	$2,519,545
Death or Disability	$—	$—	$—	$2,519,545	$2,519,545
Todd Hartman
Premature/Constructive Termination	$913,750	$16,266	$606,751	$—	$1,536,767
Constructive Termination in Connection with Change in Control	$2,732,113	$16,266	$606,751	$—	$3,355,130
Change in Control	$—	$—	$—	$—	$—
Death or Disability	$—	$—	$—	$—	$—
Anthony Mifsud
Premature/Constructive Termination	$1,462,433	$16,266	$613,741	$808,124	$2,900,563
Constructive Termination in Connection with Change in Control	$3,368,024	$16,266	$613,741	$808,124	$4,806,154
Change in Control	$—	$—	$—	$808,124	$808,124
Death or Disability	$—	$—	$—	$808,124	$808,124

(1)
These benefits were computed based on the monthly medical and welfare benefits for the named executive officers as of December 31, 2020 multiplied by the number of months over which such benefits are to continue beyond such executives' employment termination.

(2)
Value of a time-based equity vesting is calculated by multiplying the number of shares subject to vesting as of December 31, 2020 by $26.08, the closing price of our common shares on the NYSE on December 31, 2020.

(3)
Value of performance-based equity vestings is calculated by multiplying the number of common shares that would be issuable in settlement of unvested performance-based equity by $26.08, the closing price of our common shares on the NYSE on December 31, 2020. The number of shares issuable in settlement would be prorated based on the portion of the three-year performance period that has elapsed in the event of a change in control.

 Equity Compensation Plan Information

        The table below provides information as of December 31, 2020 regarding our compensation plans under which equity securities are authorized for issuance to employees or non-employees in exchange for consideration in the form of goods and services.

Plan Category	Number of Securities be Issued Upon of Outstanding Warrants and Rights (a)		Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities in Column (a)) (c)
Equity compensation plans approved by security	590,632	(1)	N/A	(2)	2,339,383	(3)
Equity compensation plans not approved by security	—		N/A		—

Total	590,632		N/A		2,339,383

(1)
Includes the following:

a.
93,824 shares issuable in settlement of 46,912 vested but unsettled PSUs based on an actual payout of 200% of the award target, as such amount was determinable as of December 31, 2020;

b.
60,036 shares issuable pursuant to outstanding restricted share units (10,679 of which were unvested as of December 31, 2020);

c.
297,256 shares issuable pursuant to outstanding PB-PIUs as of December 31, 2020 at the maximum level of performance; and

d.
139,516 shares issuable pursuant to outstanding TB-PIUs (114,334 of which were unvested as of December 31, 2020).

(2)
Because there is no exercise price associated with PSUs, PB-PIUs, TB-PIUs or restricted share units, these awards are not included in the weighted-average exercise price calculation.

(3)
Represents shares available for issuance under the 2017 Omnibus Equity Incentive Plan after reserving for shares issuable pursuant to outstanding PSUs, PB-PIUs, TB-PIUs and restricted share units included in column (a) of the table above.

2100L

CORPORATE INFORMATION

ANNUAL MEETING

The 2021 Annual Meeting of Shareholders will be held virtually at 9:30 a.m. Eastern Time on May 13, 2021. You can access the meeting by visiting **www.virtualshareholdermeeting.com/OFC2021** and following the instructions in the Proxy Statement.

BOARD OF TRUSTEES

Thomas F. Brady
Chairman

Stephen E. Budorick

Robert L. Denton, Sr.

Philip L. Hawkins

David M. Jacobstein

Steven D. Kesler

Letitia A. Long

Raymond L. Owens

C. Taylor Pickett

Lisa G. Trimberger

EXECUTIVE OFFICERS

Stephen E. Budorick
President
+ Chief Executive Officer

Todd Hartman
Executive Vice President
+ Chief Operating Officer

Anthony Mifsud
Executive Vice President
+ Chief Financial Officer

INVESTOR RELATIONS

For help with questions about the Company, or for additional corporate information, please contact:

Stephanie Krewson-Kelly
Vice President, Investor Relations

Telephone: 443.285.5400
Facsimile: 443.285.7650
Email: ir@copt.com

EXECUTIVE OFFICES

6711 Columbia Gateway Drive,
Suite 300
Columbia, Maryland 21046
Telephone: 443.285.5400
Facsimile: 443.285.7650
copt.com // NYSE: OFC

COPT

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 12, 2021 for shares held directly and by 11:59 P.M. Eastern Time on May 10, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/OFC2021 You may attend the meeting via the Internet and vote during the meeting. Enter the 16-digit control number listed on your notice and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 12, 2021 for shares held directly and by 11:59 P.M. Eastern Time on May 10, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. CORPORATE OFFICE PROPERTIES TRUST 6711 COLUMBIA GATEWAY DRIVE, SUITE 300 COLUMBIA, MD 21046 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D42783-P53520 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. CORPORATE OFFICE PROPERTIES TRUST The Board of Trustees recommends that you vote "FOR" the listed nominees: 1.Election of Trustees Nominees: For Against Abstain The Board of Trustees recommends you vote "FOR" Proposals 2 and 3. ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a) Thomas F. Brady For Against Abstain ! ! ! ! ! ! 1b) Stephen E. Budorick 2. Ratification of the Appointment of Independent Registered Public Accounting Firm. Approval, on an Advisory Basis, of Named Executive Officer Compensation. 1c) Robert L. Denton, Sr. 3. 1d) Philip L. Hawkins NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1e) David M. Jacobstein 1f) Steven D. Kesler 1g) Letitia A. Long 1h) Raymond L. Owens 1i) C. Taylor Pickett 1j) Lisa G. Trimberger Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D42784-P53520 CORPORATE OFFICE PROPERTIES TRUST Annual Meeting of Shareholders May 13, 2021 9:30 AM This proxy is solicited by the Board of Trustees This proxy is solicited by the Board of Trustees for use at the Annual Meeting on May 13, 2021. The common shares held in this account or in a dividend reinvestment account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted "FOR" each of the trustees nominated for election in Proposal 1 and "FOR" Proposals 2 and 3. By signing the proxy, you revoke all prior proxies and appoint Stephen E. Budorick and Anthony Mifsud, and each of them acting in the absence of the other, with full power of substitution, to vote these shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments. Continued and to be signed on reverse side